Exhibit 10.8
AMENDED AND RESTATED CREDIT AGREEMENT
     THIS AMENDED AND RESTATED CREDIT AGREEMENT is made as of September 29, 2006, by and between VIRTUSA CORPORATION, a Delaware corporation, having its chief executive office at 2000 West Park Drive, Westborough, Massachusetts 01581 (the “Borrower”), and CITIZENS BANK OF MASSACHUSETTS, a Massachusetts chartered bank having its head office at 28 State Street, Boston, Massachusetts 02109 (“Citizens” or the “Lender”).
     The Borrower has requested the Lender to extend credit in the form of loans and letters of credit, and the Lender is willing to make loans to the Borrower and is willing to issue Letters of Credit, in each case on the terms and subject to the conditions set forth herein.
     In consideration of the premises and for other goad and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
SECTION I.
DEFINITIONS
     1.1. Definitions
     All capitalized terms used in this Agreement, in the Note, in the other Loan Documents or in any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the meanings assigned to them below:
     Accounts Receivable and Accounts. All rights of the Borrower to payment of a monetary obligation (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a secondary obligation incurred or to be incurred, or (iv) arising out of the use of a credit or charge card or information contained on or for use with the card; and all sums of money and other Proceeds due or becoming due thereon, all notes, bills, drafts, acceptances, instruments, documents and other debts, obligations and liabilities, in whatever form, owing to the Borrower with respect thereto, all guarantees and security therefor, and the Borrowers rights pertaining to and interests in such property, including the right of stoppage in transit, replevin or reclamation; all chattel paper; all amounts due from Affiliates of the Borrower; all insurance proceeds; all other rights and claims to the payment of money, under contracts or otherwise; and all other property constituting “accounts” as such term is defined in the Uniform Commercial Code,
     Affiliate. With reference to any Person, (i) any director, officer or employee of that Person, (ii) any other Person controlling, controlled by or under direct or indirect common control of that Person, (iii) any other Person directly or indirectly holding 10.0% or more of any class of the capital stock or other equity interests (including options, warrants, convertible securities and similar rights) of that Person and (iv) any other Person 10.0% more of any class of whose capital stock or other equity interests (including options, warrants, convertible securities and similar rights) is held directly or indirectly by that Person.
     Agreement. This Credit Agreement, including the Exhibits and Schedules hereto, as the same may be supplemented, amended or restated from time to time.
     Assignee. Sec Section 9.1.
     Borrower. See Preamble.
     Borrower’s Accountants. KPMG LLP, or such other independent certified public accountants as are selected by the Borrower and are reasonably acceptable to the Lender.
     Borrowing Base. As at the date of any determination thereof, an amount equal to (a) 75.0% of the unpaid net amount of all Eligible Accounts, minus (b) FX Reserves.
     Borrowing Base Report. A report signed by any Responsible Officer and in substantially the form of Exhibit E hereto.
     Business Day. Any day, other than a Saturday, Sunday or legal holiday, on which banks in Boston, Massachusetts are open for the conduct of a substantial part of their commercial banking business.
     Capital Expenditures. Without duplication, any expenditure for fixed or capital assets, leasehold improvements, capital leases, installment purchases of machinery and equipment, acquisitions of real estate and other similar expenditures including (i) in the ease of a purchase, the entire purchase price, whether or not paid during the fiscal period in question, (ii) in the case of a capital lease, the capitalized amount (as determined under GAAP) of the obligations under such lease to pay rent and other amounts, and (iii) expenditures respect to any construction in progress account of the Borrower.
     Closing Date. The first date on which the conditions set forth in Sections 3.1 and 3.2 have been satisfied and any Loans are to be made hereunder.
     Code. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.
     Collateral. All of the property, rights and interests of the Borrower and its Subsidiaries that are or are intended to be subject to the security interests and liens created by the Security Documents.
     Commitment Fee. See Section 2.5.
     Consolidated Current Liabilities. The aggregate amount of Indebtedness of the Borrower and its Subsidiaries that may properly be classified as current liabilities in accordance with

GAAP and in any event including, without limitation, any direct or indirect indebtedness and other liabilities of the Borrower and its Subsidiaries that are payable on demand or within one (1) year from the creation thereof:
     Consolidated Net Income. For any fiscal period, the consolidated net income of’ the Borrower and its Subsidiaries for such period, as determined in accordance with GAAP, except that in no event shall such consolidated net income include: (i) any gain or loss arising from any write-up of assets, except to the extent inclusion thereof shall be approved in writing by the Lender; (ii) earnings of any Subsidiary accrued prior to the date it became a Subsidiary; (iii) any extraordinary or nonrecurring gains; (iv) any deferred or other credit representing any excess of the equity of any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary; (v) the net earnings of any business entity (other than a Subsidiary) in which the Borrower or any Subsidiary has an ownership interest, except to the extent such net earnings shall have actually been received by the Borrower or such Subsidiary in the form of cash distributions; (vi) the proceeds of any life insurance policy; and (vii) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall be made from income arising during such period.
     Consolidated Tangible Net Worth. At any date as of which the amount thereof shall be determined, the consolidated total assets of the Borrower and its Subsidiaries, minus (a) Consolidated Total Liabilities, and minus (b) the sum of any amounts attributable to (i) the book value, net of applicable reserves, of all intangible assets of the Borrower and its Subsidiaries, including, without limitation, goodwill, trademarks, copyrights, patents and any similar rights, and unamortized debt discount and expense, (ii) all reserves not already deducted from assets or included in Consolidated Total Liabilities, (iii) any write-up in the book value of assets resulting from any revaluation thereof subsequent to the date of the Audited Financial Statement, (iv) the value of any minority interests in Subsidiaries, (v) intercompany accounts with Subsidiaries and Affiliates (including receivables due from Subsidiaries and Affiliates and loans or advances to employees), (vi) the value, if any, attributable to any capital stock or other equity interests of the Borrower or any Subsidiary held in treasury, and (vii) the value, if any, attributable to any notes or subscriptions receivable due from equity holders in respect of capital stock or other equity interests.
     Consolidated Total Liabilities. At any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP, be classified as liabilities on the consolidated balance sheet of the Borrower and its Subsidiaries, including in any event all Indebtedness.
     Contra Customer. Any customer or other Person with whom the Borrower has a contract or agreement of any kind (including an account payable) and in respect of which there is an Account included in Eligible Accounts.
     Default. An Event of Default or any event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.
     Drawdown Date. The Business Day on which any Loan is made or is to be made.

     Eligible Account(s). An Account Receivable which:
     (a) Is not unpaid 90 or more days after invoice date and is not more than 60 days past due under the original terms of sale;
     (b) Arose in the ordinary course of business of the Borrower as a result of either (i) services which have been performed for the account debtor or (ii) the absolute sale of goods which have been shipped to the account debtor (and not on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-assignment, sale-on-approval, consignment or other repurchase or return basis);
     (c) Is the legal, valid and binding obligation of the account debtor thereunder is assignable, is owned by the Borrower free and clear of all Encumbrances (except in favor of the Lender) and is subject to a valid, perfected first security interest of the Lender (and if the account debtor is the United States of America or any agency or instrumentality thereof, the right to payment has been assigned to the Lender in compliance with the Assignment of Claims Act of 1940, as amended) and is not evidenced by a promissory note or other instrument;
     (d) Has not been materially reduced and is not subject to material reduction, as against the Borrower, its agents or the Lender, by any offset, counterclaim, adjustment, credit, allowance or other defense and as to which there is no (and no basis for any) return, rejection, loss or damage of or to the goods or services giving rise thereto, or any request for credit or adjustments known to the Borrower; provided, however, that if an Account Receivable, otherwise meeting the definition of Eligible Account, has been materially reduced or is subject to material reduction solely because of a failure of the Borrower to timely meet contract milestones and for no other reason (i.e. “retainage”) or because of a warranty claim and for no other reason, such Account Receivable shall be an Eligible Account, to the extent it has not been so materially reduced or is not subject to material reduction;
     (e) Is not in dispute or uncollectible for any reason, including, without limitation, return, rejection, repossession, loss of or damage to the goods or services giving rise thereto or other dispute, arty bankruptcy, insolvency, adverse credit rating or other financial difficulty of the account debtor, or any impediment to the assertion of a claim or commencement of an action against the account debtor (including as a consequence of the failure of the Borrower to be qualified or licensed in any jurisdiction where such qualification or licensing is required), all as determined by the Lender in its sole discretion;
     (f) Is not owing from any Affiliate of the Borrower;
     (g) Is owing from an account debtor located in the United States, or, if not located in the United States, whose Accounts Receivable are covered by credit insurance satisfactory to the Lender in its sole discretion or supported by a standby letter of credit in favor of the Lender satisfactory to the Lender in its sole discretion;
     (h) Is owing from an account debtor at least 75.0% of whose accounts payable owing to the Borrower are Eligible Accounts;

     (i) Is not owing from a Person who is the account debtor on more than 35.0% of all Eligible Accounts, unless consented to by the Lender in writing; provided, that the foregoing limitation shall not apply to account debtors (i) located in the United States with public debt issued and outstanding rated BBB- or better by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and/or Bbb3 or better by Moody’s Investor Services Inc. or (ii) if not located in the United States, whose Accounts Receivable are covered by credit insurance satisfactory to the Lender in its sole discretion or supported by a standby letter of credit in favor of the Lender satisfactory to the Lender in its sole discretion;
     (j) If owing from any Contra Customer, will be eligible only to the extent it exceeds the amount of the Borrower’s accounts payable, or other indebtedness permitted hereunder that is payable, to such Contra Customer; and
     (k) Has not been designated by the Lender in its reasonable discretion by notice to the Borrower as unacceptable for any reason.
     Encumbrances. See Section 7.3.
     Environmental Laws. Any and all applicable federal, state and local environmental, health or safety statutes, laws, regulations, rules and ordinances (whether now existing or hereafter enacted or promulgated), and all applicable judicial, administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials.
     ERISA. The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.
     ERISA Affiliate. Any trade or business, whether or not incorporated, that is treated as a single employer with the Borrower under Section 41 4(b) (c), (m) or (o) of the Code and Section 4001(a) (14) of ERISA.
     ERISA Event. (a) Any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an “accumulated finding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA, whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Borrower of any ERISA Affiliate from the PBGC or a plan administrator or any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability (as defined in Part I of Subtitle E of Title IV of ERISA) with respect to any Multiemployer Plan or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (ii) the occurrence of a “prohibited transaction” with respect to which the Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable; and (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of the Borrower.
     Event of Default. Any event described in Section 8.1.
     FX Documents. Any and all documents entered into by the Borrower in connection with FX Transactions.
     FX Reserves. At anytime of determination of the Borrowing Base, an amount equal to 15.0% of the face amount (in United States Dollars) of all foreign exchange contracts entered into in connection with FX Transactions.
     FX Transactions. Any transactions arranged or facilitated by Lender on behalf of Borrower or its Subsidiaries involving the purchase or sale of foreign currencies either on a current or deferred basis.
     GAAP. Generally accepted accounting principles, consistently applied.
     Guarantees. As applied to any Person (a “guarantor”), all guarantees, endorsements and other contingent or surety obligations with respect to Indebtedness or other obligations of any other Person (the “primary obligor”), whether or not reflected on the consolidated balance sheet of the guarantor, including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation.
     Hazardous Materials. Any substance (i) the presence of which requires or may hereafter require notification, investigation, removal or remediation under any Environmental Law; (ii) which is or becomes defined as a “hazardous waste”, “hazardous material” or “hazardous substance” or “pollutant” or “contaminant” under any present or future Environmental Law or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and any applicable local statutes and the regulations promulgated thereunder; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and which is or becomes regulated pursuant to any Environmental Law by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, any applicable state of the United States, or any political subdivision thereof, or (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls (“PCB’s”).
     Indebtedness. As applied to the Borrower and its Subsidiaries, without duplication, (i) all obligations for borrowed money or other extensions of credit whether secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of the Borrower and its Subsidiaries and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments, (iii) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by the Borrower or any of its Subsidiaries whether or not the obligations secured thereby shall have been assumed, (iv) that portion of all obligations arising under leases that is required to be capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries, (v) all Guarantees, (vi) all obligations that are immediately due and payable out of the proceeds of or production from property now or hereafter owned or acquired by the Borrower or any of its Subsidiaries, and (vii) all other obligations which, in accordance with GAAP, would be included as a liability on the consolidated balance sheet of the Borrower and its Subsidiaries, but excluding anything in the nature of capital stock, capital surplus and retained earnings.
     Audited Financial Statement. See Section 4.6.
     Interest Expense. For any fiscal period, the consolidated interest expense (including imputed interest and capitalized lease obligations) and amortized debt discount on indebtedness of the Borrower and its Subsidiaries for such period.
     Investment. As applied to the Borrower and its Subsidiaries, the purchase or acquisition of any share of capital stock, partnership interest, evidence of indebtedness or other equity security of any other Person (including any Subsidiary), any loan, advance or extension of credit (excluding Accounts Receivable arising in the ordinary course of business) to, or contribution to the capital of, any other Person (including any Subsidiary), any real estate held for sale or investment, any securities or commodities futures contracts held, any other investment in any other Person (including any Subsidiary), and the making of any commitment or acquisition of any option to make an Investment.
     Lease. That certain lease, dated as of June, 2000, between the Borrower and W9/TIB Real Estate Limited Partnership in respect of the premises occupied by the Borrower in Westborough, Massachusetts, as amended to date by the First Amendment dated as of November 2000 and Second Amendment and Extension of Lease dated as of December 30, 2003.

     Lease Letters of Credit. Any Letters of Credit issued for the purpose of securing the Borrower’s obligations under the Lease, including, without limitation, any issued prior to the date hereof.
     Lender. See Preamble.
     Letter of Credit Applications. Applications for Letters of Credit in such form as may be required by the Lender from time to time which are executed and delivered by the Borrower to the Lender pursuant to Section 2A, as the same may be amended or supplemented from time to time.
     Letter of Credit Fee. See Section 2.5.
     Letter of Credit Pledge Agreement. See Section 2A.1(b).
     Letter of Credit Sublimit. The sum of $1,500,000.00.
     Letters of Credit. See Section 2A.1(a).
     Loan Documents. This Agreement, the Note, the Letters of Credit, the Letter of Credit Applications, the Security Documents and the FX Documents, together with any agreements, instruments or documents now or hereafter executed and delivered pursuant to or in connection with any of the foregoing.
     Loans. The loans made or to be made by the Lender to the Borrower pursuant to Section II of this Agreement, including Revolving Credit Loans and unpaid Reimbursement Obligations.
     Maximum Drawing Amount. The maximum aggregate amount from time to time that beneficiaries may draw under outstanding Letters of Credit.
     Multiemployer Plan. Any plan which is a Multiemployer Plan as defined in Section 4001(a) (3) of ERISA.
     Note Record. Any internal record, including a computer record, maintained by the Lender with respect to any Loan.
     Note. See Section 2.2(a).
     Notice of Borrowing. The notice, substantially in the form of Exhibit B hereto, to be given by the Borrower to the Lender to request a Revolving Credit Loan.
     Obligations. The aggregate outstanding principal balance of and interest (and premium. if any) on the Loans (including, without limitation, interest accruing at the then applicable rate provided herein after the maturity of the Loans and interest accruing at the then applicable rate provided herein after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations of the Borrower to the Lender of every kind and description pursuant to or in connection with the Loan Documents and FX Transactions, deposit accounts, cash management accounts and services, hedging transactions, interest rate caps, collars and similar interest rate protection products, and all other banking products and services, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, in each case whether on account of principal interest, premium, reimbursement obligations, fees, indemnities, coats, expenses or otherwise (including, without limitation, all fees and disbursements of counsel that are required to be paid by the Borrower pursuant to any of the Loan Documents), and including obligations to perform acts and refrain from taking action as well as obligations to pay money.
     Participant. See Section 9.2.
     PBGC. The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
     Pension Plan. Any Plan which is an “employee pension benefit plan” (as defined in ERISA).
     Permitted Encumbrances. See Section 7.3.
     Person. Any individual, corporation, partnership, limited liability company, trust, unincorporated association, business or other legal entity, and any government or governmental agency or political subdivision thereof.
     Plan. Any “employee pension benefit plan” or “employee welfare benefit plan” (each as defined in Section 3 of ERISA) maintained by the Borrower or any Subsidiary.
     Pledge Agreement. That certain Pledge Agreement dated the date hereof pursuant to which Borrower shall pledge to Lender the capital stock of its subsidiary, Virtusa Securities Corporation.
     Prime Rate. The rate of interest announced from time to time by the Lender at its head office as its “Prime Rate”. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Any change in the Prime Rate shall be effective from and including the effective date of such change.
     Prohibited Transaction. Any “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code.
     Qualified Investments. As applied to the Borrower and its Subsidiaries, Investments in (1) notes, bonds or other obligations of the United States of America or any agency thereof that as to principal, and interest constitute direct obligations of or are guaranteed by the United States of America and that have maturity dates not more than one year from the date of acquisition, (ii)

certificates of deposit, demand deposit accounts or other deposit instruments or accounts maintained in the ordinary course of business (x) with Silicon Valley Bank, (y) with banks or trust companies organized. under the laws of the United States or any state thereof that have capital and surplus of at least $500,000,000.00 which certificates of deposit and other deposit instruments, if not payable on demand, have maturities of not more than 180 days from the date of acquisition or (z) with respect to deposit accounts for the purpose of funding ordinary course payroll obligations to the Borrower’s or its Subsidiaries’ overseas employees, with banks or trust companies organized under the laws of India or Sri Lanka known by the Borrower to be reputable for such purposes, subject to the limitation set forth in Section 6.2(b), (iii) commercial paper that, as of the date of acquisition, has the highest credit rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or their successors, and in each case maturing not more than 270 days from the date of acquisition, and (iv) any repurchase agreement secured by any one or more of the foregoing.
     Reimbursement Obligation. The Obligation of the Borrower to reimburse the Lender on account of any drawing under any Letter of Credit as provided in Section 2A.2
     Responsible Officer. The chief financial officer of the Borrower and any other officer of the Borrower designated by the chief financial officer to sign Borrowing Base Reports and Notices of Borrowing.
     Restricted Payment. Any dividend, distribution, loan, advance, guaranty, extension of credit or other payment (whether in cash, securities or other property) to or for the benefit of any Person who holds an equity interest in the Borrower or any of its Subsidiaries, whether or not such interest is evidenced by a security, and any other payment, whether in cash, securities or other property, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any capital stock of the Borrower or any of its subsidiaries, whether now or hereafter outstanding, or of any options, warrants or similar rights to purchase such capital stock or any security convertible into or exchangeable for such capital stock.
     Revolving Credit Commitment. The maximum dollar amount of credit which the Lender has agreed to loan to the Borrower as Revolving Credit Loans or make available to the Borrower pursuant to Letters of Credit upon the terms and subject to the conditions of this Agreement, initially $3,000,000.00, as the Lender’s Revolving Credit Commitment may be modified pursuant hereto and in effect from time to time. A portion of the Revolving Credit Commitment up to the Letter of Credit Sublimit shall be available to Borrower for issuance of Letters of Credit.
     Revolving Credit Loans. See Section 2.1(a).
     Revolving Credit Maturity Date. September 30, 2007.
     Revolving Credit Outstandings. At any time, the outstanding principal balance of Revolving Credit Loans.

     Security Documents. A security agreement, a negative pledge agreement with respect to intellectual property of the Borrower and the Letter of Credit Pledge Agreement the Pledge Agreement, and any subsequent pledge or security agreements granted by Borrower to Lender, each in favor of the Lender to secure Obligations, in each case as amended and/or restated and in effect from time to time, and any additional documents evidencing or perfecting the Lender’s lien on the Collateral.
     Subsidiary. With respect to any Person, any corporation, association, joint stock company, business trust, partnership, limited liability company or other similar organization of which more than 50.0% of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by such Person or a Subsidiary of such Person; or any other such organization the management of which is directly or indirectly controlled by such Person or a Subsidiary of such Person through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which such Person has more than a 50.0% ownership interest.
     Total Revolving Credit Outstandings. At any time, the sum of (i) The aggregate outstanding principal balance of Revolving Credit Loans and (ii) The Maximum Drawing Amount of Letters of Credit at such time.
     1.2. Rules of Interpretation.
     (a) All terms of an accounting or financial character used herein but not defined herein shall have the meanings assigned thereto by GAAP, as in effect from time to time, and all calculations for the purposes of Section VI hereof shall be made in accordance with GAAP; provided that if any time after the date hereof there shall occur any change in respect of GAAP from that used in the preparation of the audited financial statements referred to in Section 4.6(a) in a manner that would have a material effect on any matter which is material to Section VI, the Borrower and the Lender will, within 10 Business Days after notice from the Lender or the Borrower, as the case may be to that effect, and continue in good faith negotiations with a view towards making appropriate amendments to the provisions hereof acceptable to the Lender to reflect as narrowly possible the effect on Section VI as in effect on the date hereof; provided, further, that until such notice shall have been withdrawn or the relevant provisions amended in accordance herewith, Section VI shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective.
     (b) Except as otherwise specifically provided herein, reference to any document or agreement shall include such document or agreement as amended modified or supplemented and in effect from time to time in accordance with its terms and the terms of this Agreement.
     (c) The singular includes the plural and the plural includes the singular. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.
     (d) A reference to any Person includes its permitted successors and permitted assigns,
     (e) The words “include”, “includes” and “including” are not limiting.

     (f) The words “herein”, “hereof’, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.
     (g) All terms not specifically defined herein or by GAAP that arc defined in the Uniform Commercial Code as in effect in The Commonwealth of Massachusetts, shall have the meanings assigned to them in such Uniform Commercial Code.
SECTION II
DESCRIPTION OF CREDIT
     2.1. Revolving Credit Loans.
     (a) Upon the terms and subject to the conditions of this Agreement, and in reliance upon the representations, warranties and covenants of the Borrower herein, the Lender agrees to make revolving credit loans (the “Revolving Credit Loans”) to the Borrower at the Borrower’s request from time to time from and after the Closing Date and prior to the Revolving Credit Maturity Date, provided that Total Revolving Credit Outstandings (after giving effect to all requested Revolving Credit Loans and Letters of Credit) shall not at any time exceed the lesser of (i) the Borrowing Base and (ii) the Revolving Credit Commitment. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay, prepay and reborrow amounts, up to the limits imposed by this Section 2.1, from time to time between the Closing Date and the Revolving Credit Maturity Date upon request given to the Lender pursuant to Section 2.3. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Sections 3.1 and 3.2 have been satisfied as of the date of such request.
     (b) The Revolving Credit Commitment shall terminate at 5:00 p.m. Boston time on the Revolving Credit Maturity Date.
     2.2. The Note.
     (a) The Revolving Credit Loans shall be evidenced by a promissory note in the form of Exhibit A hereto, dated as of the Closing Date (the “Note”).
     (b) The Borrower irrevocably authorizes the Lender to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal on the Note, an appropriate notation on its Note Record reflecting (as the case may be) the making of such Loan or the receipt of such payment. The outstanding amount of the Loans set forth on the Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on the Lender’s Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Note to make payments of principal of or interest on the Note when due.

     2.3. Notice and Manner of Borrowing. Whenever the Borrower desires to obtain a Revolving Credit Loan hereunder, the Borrower shall give the Lender a telephonic notice promptly confirmed by a written Notice of Borrowing, which notices shall be irrevocable and which must be received no later than 2:00 p.m. Boston time on the date the requested Revolving Credit Loan is to be made. Such Notice of Borrowing shall specify the effective date and amount of the Revolving Credit Loan. If the written confirmation of any telephonic notification differs in any material respect from the action taken by the Lender, the records of the Lender shall control absent manifest error. If the Lender receives a Notice of Borrowing after the time specified in subsection (a) above, such Notice shall not be effective.
     2.4. Interest Rates and Payment of Interest.
     (a) Each Revolving Credit Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Prime Rate minus 0.25%, which rate shall change contemporaneously with any change in the Prime Rate. Such interest shall be payable monthly in arrears on the first Business Day of each month.
     (b) If a Default shall occur, then at the option of the Lender (i) the unpaid balance of Loans shall bear interest, to the extent permitted by law, compounded daily at an interest rate equal to 2.0% per annum above the interest rate applicable to each such Loan in effect on the day such Default occurs, until such Default is cured or waived, and (ii) the Borrower shall pay to the Lender a fee (in addition to the Letter of Credit Fee) equal to 1.0% per annum of the Maximum Drawing Amount of all Letters of Credit outstanding during the period from the occurrence of such Default until such Default is cured or waived.
     (c) All agreements between the Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Obligations or otherwise, shall the amount paid or agreed to be paid to the Lender for the use or the forbearance of the Obligations exceed the maximum permissible under applicable law. As used in this Section 2.4(c), the term “applicable law” shall mean the law of The Commonwealth of Massachusetts in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then the Loan Documents shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and the Lender in the execution, delivery and acceptance of the Loan Documents to contract in strict compliance with the laws of The Commonwealth of Massachusetts from time to time in effect. If, under or from. any circumstances whatsoever, fulfillment of any provision of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation, to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from any circumstances whatsoever the Lenders should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance of the Obligations and not to payment of interest. This provision shall control every other provision of all Loan Documents.

     2.5. Fees and Charges.
     (a) The Borrower shall pay to the Lender an annual commitment fee (the “Commitment Fee”), computed on a daily basis and payable quarterly in arrears on the first Business Day of each quarter, equal to (i) the excess of (x) the Revolving Credit Commitment at the time (without giving effect to any Letters of Credit or requested Letters of Credit) over (y) Revolving Credit Outstandings from time to time, multiplied by (ii) 0.1667%.
     (b) The Borrower shall pay to the Lender a fee (the “Letter of Credit Fee”) at a rate per annum equal to (i) the face amount of each outstanding Letter of Credit multiplied by (ii) 1.25% with respect to Letters of Credit which are not expressly cash-secured. The Letter of Credit Fee shall be 1.0% per annum with respect to any Letters of Credit which are expressly and fully secured by a pledge of cash on deposit with Citizens. The Letter of Credit Fee shall be paid quarterly in arrears on the first Business Day of each quarter. The Borrower shall also pay to the Lender on demand standard documentation charges for the issuance of each Letter of Credit and the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Lender in connection with any Letter of Credit.
     (c) Without limiting any of the Lender’s other rights hereunder or by law, if any Loan or any portion thereof or any interest thereon or any other amount payable hereunder or under any other Loan Document is not paid within ten days after its due date, the Borrower shall pay to the Lender on demand a late payment charge equal to 5.0% of the amount of the payment due.
     (d) The Borrower authorizes the Lender to charge to its Note Record or to any deposit account which the Borrower may maintain with the Lender the interest, fees, charges, taxes and expenses provided for in this Agreement the other Loan Documents or any other document executed or delivered in connection herewith or therewith.
     2.6. Payments and Prepayments of the Loans
     (a) On the Revolving Credit Maturity Date, the Borrower shall pay in full the unpaid principal balance of all outstanding Revolving Credit Loans, together with all unpaid interest thereon and all fees and other amounts due with respect thereto,
     (b) Revolving Credit Loans may be prepaid at any time, without premium or penalty. Any such notice of prepayment shall be irrevocable. Prepayments of Revolving Credit Loans may be reborrowed to the extent provided in Section 2.1.
     (c) If at any time Revolving Credit Outstandings exceed the lesser of (i) the Borrowing Base and (ii) the Revolving Credit Commitment, the Borrower shall immediately pay the amount of any such excess to the Lender for application to the Revolving Credit Loans.
     2.7. Method of Payments
     (a) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made in lawful money of the United States at the Lender’s head office or at such other location that the Lender may from time to time designate, in each case in immediately available funds, and shall he deemed to have been made only when made in compliance with this Section.

All such payments shall be made without set-off or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Lender such additional amount in United States Dollars as shall be necessary to enable the Lender to receive the same net amount which the Lender would have received on such clue date had no such obligation been imposed upon the Borrower, The Borrower will deliver promptly to the Lender certificates or other valid vouchers or other evidence of payment reasonably satisfactory to the Lender for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document, The Lender may, and the Borrower hereby authorizes the Lender to, debit the amount of any payment not made by such time to the demand deposit accounts of the Borrower with the Lender or to its Note Record.
     (b) If the Revolving Credit Commitment shall have been terminated or the Obligations shall have been declared immediately due and payable pursuant to Section 8.2 all funds received from or on behalf of the Borrower (including as proceeds of Collateral) by the Lender in respect of Obligations, shall be applied by the Lender in the following manner and order: (i) first, to reimburse the Lender for any amounts payable pursuant to Sections 10.2 and 11.3 hereof; (ii) second, to the payment of Commitment Fees, Letter of Credit Fees and any other fees payable hereunder; (iii) third, to the payment of interest due on the Loans and the Reimbursement Obligations; (iv) fourth, to the payment of the outstanding principal balance of the Loans and the Reimbursement Obligations, pro rata to the outstanding principal balance of each, and to provide the Lender with cash collateral for any issued and outstanding Letters of Credit in an amount determined by Lender to be necessary to secure such Obligations; (v) fifth, to the payment of any other Obligations payable by the Borrower, pro rata to the outstanding principal balance of each; and (vi) any remaining funds shall be paid to whoever shall be entitled thereto or as a court of competent jurisdiction shall direct.
     2.8. Computation of Interest and Fees; Due Date. Interest and all fees payable hereunder shall be computed daily on the basis of a year of 360 days and paid for the actual number of days for which due. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day, and such extension shall be included in computing interest and fees in connection with such payment.
     2.9. Increased Costs. In case any change made after the Closing Date in any law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

     (a) Subjects the Lender to any tax with respect to payments of principal or interest or any other amounts payable hereunder by the Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of the Lender imposed by the United States of America or any political subdivision thereof), or
     (b) Imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, the Lender, or
     (c) Imposes upon the Lender any other condition with respect to its obligations or performance under this Agreement or in respect of any Letter of Credit, and the result of any of the foregoing is to increase the cost to the Lender, reduce the income receivable by the Lender or impose any expense upon the Lender with respect to any Loans or its obligations under this Agreement or in respect of any Letter of Credit, the Lender shall notify the Borrower thereof. The Borrower agrees to pay to the Lender the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by the Lender of a statement in the amount and setting forth in reasonable detail the Lender’s calculation thereof and the assumptions upon which such calculation was based, which statement shall be deemed true and correct absent manifest error.
     2.10. Capital Requirements. If after the date hereof the Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof (by any governmental authority charged with the administration thereof or (ii) compliance by the Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on the Lender’s or such holding company’s capital as a consequence of the Lender’s Revolving Credit Commitment to make Loans hereunder or its obligations in respect of any Letter of Credit to a level below that which the Lender or such holding company could have achieved but for such adoption, change or compliance (taking into consideration the Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by the Lender to be material, then the Lender shall notify the Borrower thereof. The Borrower agrees to pay to the Lender the amount of such reduction of return on capital as and when such reduction is determined, payable within 90 days after presentation by the Lender of a statement in the amount and setting forth in reasonable detail the Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error) unless within such 90 day period the Borrower shall have prepaid in full all Obligations to the Lender, in which event no amount shall be payable to the Lender under this Section. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

SECTION 2A
LETTERS OF CREDIT
     2A.1 Issuance.
     (a) Upon the terms and subject to the conditions hereof, the Lender, in reliance upon the representations and warranties of the Borrower contained herein, agrees to issue letters of credit (the “Letters of Credit”) prior to the Revolving Credit Maturity Date for the account of the Borrower in such form as may be requested from time to time by the Borrower and agreed to by the Lender, provided that the Maximum Drawing Amount of all Letters of Credit shall not at any time exceed the Letter of Credit Sublimit (after giving effect to all requested Letters of Credit) and the sum of the outstanding amount of Revolving Credit Loans and the Maximum Drawing Amount of all Letters of Credit shall not at any time exceed the Revolving Credit Commitment; provided, further that no Letter of Credit shall have an expiration date later than the Maturity Date (unless extended beyond such date by the Lender in its sole discretion).
     (b) The Borrower has executed and delivered to the Lender a letter of credit pledge agreement, dated June 8, 2004 (the “Letter of Credit Pledge Agreement”), in connection with a letter of credit issued in connection with the Lease (the “Lease Letter of Credit”) and has delivered to the Lender cash collateral under the Letter of Credit Pledge Agreement equal to 100% of the Maximum Drawing Amount under such Lease Letter(s) of Credit. The Lease Letter of Credit shall not be deemed to be issued under the Revolving Credit Commitment or Letter of Credit Sublimit. At least three (3) Business Days prior to the proposed issuance date of any other Letter of Credit, the Borrower shall deliver to the Lender (i) a Letter of Credit Application setting forth the Maximum Drawing Amount of all Letters of Credit (including the requested Letter Of Credit, but excluding the Lease Letter of Credit), the requested language of the requested Letter of Credit (which shall be reasonably acceptable to Lender) and such other information as the Lender shall require, and (ii) if the Letter of Credit is to be secured by cash collateral, a designation of cash collateral under the Letter of Credit Pledge Agreement equal to 100.0% of the Maximum Drawing Amount of the requested Letter of Credit. Each request for the issuance of a Letter of Credit hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Sections 3.1 and 3.2 have been satisfied as of the date of such request.
     2A.2 Reimbursement Obligation of the Borrower. In order to induce the Lender to issue, extend and renew each Letter of Credit, the Borrower hereby agrees to reimburse or pay to the Lender, with respect to each Letter of Credit issued, extended or renewed by the Lender hereunder on each date that any draft presented under any Letter of Credit is honored by the Lender or the Lender otherwise makes payment with respect thereto, the Borrower shall pay (i) the amount paid by the Lender under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever (including standard documentation charges for the issuance of each Letter of Credit) incurred by the Lender in connection with any payment made by the Lender under, or with respect to, such Letter of Credit. Interest on any and all amounts remaining unpaid by the Borrower under this Section 2A2 at any time from the date such amounts become due and payable (whether as stated in this Section 2A.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Lender on demand at a rate per annum equal to 2.0% above the interest rate applicable to Revolving Credit Loans at the time in the absence of an Event of Default.

     2A.3 Letter of Credit Payments. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Lender shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. The responsibility of the Lender to the Borrower shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit. Any unpaid Reimbursement Obligations with respect to Letters of Credit shall be deemed to be Revolving Credit Loans and shall be charged to Borrower’s Loan account.
     2A.4 Obligations Absolute
     (a) The Borrower’s Reimbursement Obligations shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any set-off; counterclaim or defense to payment which the Borrower may have or have had against the Lender or any beneficiary of a Letter of Credit. The Borrower further agrees that the Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower, against the beneficiary of any Letter of Credit or any such transferee.
     (b) The Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Lender to the Borrower.
     2A.5 Reliance by the Lender. To the extent not inconsistent with Section 2A.4, the Lender shall be entitled to rely on and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, electronic facsimile transmission, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Lender.
SECTION III
CONDITIONS OF LOANS AND LETTERS OF CREDIT
     3.1. Conditions Precedent to Initial Loans. The obligation of the Lender to make the initial Loans and to issue the initial Letter of Credit is subject to the satisfaction of the following conditions precedent on or prior to the Closing Date:

     (a) The Lender shall have received the following agreements, documents, certificates and opinions in form and substance satisfactory to the Lender and duly executed and delivered by the parties thereto:
     (i) This Agreement;
     (ii) The Note, substantially in the form of Exhibit A hereto;
     (iii) The Security Documents;
     (iv) a UCC-l Financing Statement covering the Collateral;
     (v) UCC-3 Termination Statements to terminate Encumbrances (other than Permitted Encumbrances) of Persons ether than the Lender of record against the Collateral;
     (vi) Certificates of insurance or insurance binders evidencing compliance with Section 5.3 hereof and the applicable provisions of the Security Documents;
     (vii) Borrowing Base Report as of the Closing Date;
     (viii) A certificate of the Secretary or an Assistant Secretary of the Borrower with respect to resolutions of its Board of Directors or other authorized Committee thereof, authorizing the execution and delivery of the Loan Documents and identifying the officer(s) authorized to execute, deliver and take all other actions required under this Agreement, and providing specimen signatures of such officer(s);
     (ix) The Certificate of Incorporation of the Borrower and all amendments and supplements thereto, as flied in the office of the Secretary of State of its jurisdiction of formation, certified by said Secretary of State as being a true and correct copy thereof;
     (x) The By-laws of the Borrower and all amendments and supplements thereto, certified by the Secretary or an Assistant Secretary of the Borrower as being a true and correct copy thereof;
     (xi) A certificate of the Secretary of State of the Borrower’s jurisdiction of incorporation as to legal existence and good standing of the Borrower in such state;
     (xii) A certificate of the Secretaries of State of each state in which the Borrower is doing business as to the due qualification and good standing of the Borrower as a foreign, corporation in such states;
     (xiii) An opinion addressed to the Lender from Goodwin, Procter, LLP , counsel to the Borrower;
     (xiv) A certificate of the chief financial officer of the Borrower as to the solvency of the Borrower, the accuracy of the Borrower’s representations and warranties and such other matters as the Lender may request;

     (xv) A report in substantially the form of Exhibit D hereto signed on behalf of the Borrower by its chief financial officer with respect to the financial statements required to be delivered pursuant to Section 4.6; and
     (xvi) Such other documents, instruments, opinions and certificates, and completion of such other matters, as the Lender may reasonably deem necessary or appropriate.
     (b) No litigation, arbitration, proceeding or investigation shall be pending or threatened which questions the validity or legality of the transactions contemplated by any Loan Document or seeks a restraining order, injunction or damages in connection therewith, or which, in the judgment of the Lender, might adversely affect the transactions contemplated hereby or might have a materially adverse affect on the assets, business financial condition or prospects of the Borrower.
     (c) All necessary filings and recordings against the Collateral shall have been completed and the Lender’s liens on the Collateral shall have been perfected, as contemplated by the Security Documents.
     (d) The Borrower shall have paid to the Lender all fees to be paid hereunder on or prior to the Closing Date.
     3.2. Conditions Precedent to all Loans and Letters of Credit. The obligation of the Lender to make any Loan, including the initial Loan, and to issue any Letter of Credit is further subject to the following conditions:
     (a) Receipt by the Lender of a Borrowing Base Report, together with an Accounts Receivable aging report and such other information regarding Accounts Receivable as the Lender may require, all in form and substance satisfactory to the Lender, and the Notice of Borrowing with respect to any Revolving Credit Loan or the Letter of Credit Application and Agreement with respect to any Letter of Credit;
     (b) The Borrower shall have satisfied the conditions set forth in Sections 2.1 and 2A.l hereof;
     (c) The outstanding Loans and Letters of Credit do not and, after giving effect to any requested Loan or Letter of Credit, will not exceed the limitations set forth in Sections 2.1 and 2A.1(a) hereof;
     (d) The representations and warranties contained in Section IV shall be true and accurate in all material respects on and as of the date of such Notice of Borrowing or Letter of Credit Application and on the effective date of the making of each Loan or issuance of each Letter of Credit as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date);

     (e) No Default or Event of Default shall have occurred and be continuing at the time of and immediately after the making of such requested Loan or the issuance of such requested Letter of Credit;
     (f) The resolutions referred to in Section 3.1 shall remain in full force and effect; and
     (g) No change shall have occurred in any law or regulation or interpretation thereof that, in the reasonable opinion of counsel for the Lender, would make it illegal or against the policy of any governmental agency or authority for the Lender to make Revolving Credit Loans hereunder or to issue Letters of Credit hereunder (as the case may be).
     The making of each Loan and the issuance of each Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of the making of such Loan or the issuance of such Letter of Credit as to the accuracy of the facts referred to in subsection (c) of this Section 3.2 and of the satisfaction of all of the conditions set forth in this Section 3.2.
SECTION IV.
REPRESENTATIONS AND WARRANTIES
     In order to induce the Lender to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, the Borrower represents and warrants to the Lender that except as set forth on Exhibit C attached hereto:
     4.1. Organization; Qualification; Business.
     (a) Each of the Borrower and its Subsidiaries (all of which are listed in Exhibit C attached hereto) (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction (all of which are listed on Exhibit C attached hereto) where the nature of its properties or business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition, assets or properties of the Borrower or of the Borrower and its Subsidiaries taken as a whole.
     (b) Since the date of the Audited Financial Statement, the Borrower has continued to engage in substantially the same business as that in which it was then engaged and is engaged in no unrelated business.
     4.2. Corporate Authority; No Conflicts. The execution, delivery and performance of the Loan Documents and the transactions contemplated thereby are within the power and authority of’ the Borrower and have been authorized by all necessary corporate proceedings, and do not and will not (a) contravene any provision of the Certificate of Incorporation or By-Laws of the Borrower or any law, rule or regulation applicable to the Borrower, (b) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on the Borrower, or (c) result in or require the imposition of any Encumbrance on any of the properties, assets or rights of the Borrower, except in favor of the Lender.
     4.3. Valid Obligations. The Loan Documents and all of their respective terms and provisions are the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought. The Security Documents have effectively created in favor of the Lender legal, valid and enforceable security interests in the Collateral and such security interests are fully perfected first priority security interests.
     4.4. Consents or Approvals. The execution, delivery and performance of the Loan Documents and the transactions contemplated herein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other Person (including without limitation any lessor or lessee of Borrower’s properties), except under or as contemplated by the Security Documents.
     4.5. Title to Properties; Absence of Encumbrances. Each of the Borrower and its Subsidiaries has good and marketable title to all of the properties, assets and rights of every name and nature now purported to be owned by it, and good and valid leasehold title to all of the properties, assets and rights of every name and nature now purported to be leased by it, including, without limitation, such properties, assets and rights as are reflected in the Audited Financial Statements (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Encumbrances except Permitted Encumbrances, and free from all defects of title that might materially adversely affect such properties, assets or rights, or Borrower’s or its Subsidiaries’ operations conducted with respect thereto, taken as a whole. All material leases under which Borrower or its Subsidiaries is the lessor or lessee are in full force and effect and there are no existing defaults or events that with the giving of notice or passage of time or both could ripen into defaults, by the Borrower or, to the Borrower’s knowledge, the lessor thereunder. No third parties possess any rights with respect to any of Borrower’s or its Subsidiaries owned or, to the Borrower’s knowledge, leased properties, the exercise of which would have a material adverse effect on the Borrower or its Subsidiaries or their respective operations, taken as a whole. All real property owned or leased by the Borrower (other than short-term residential rentals) is described in Exhibit C hereto.
     4.6. Financial Statements; Indebtedness,
     (a) The Borrower has furnished to the Lender its audited consolidated financial statements for the years ended March 31, 2006, March 31, 2005 and March 31, 2004 (the “Audited Financial Statement”). All such financial statements are prepared in accordance with GAAP applied on a consistent basis throughout the periods specified and present fairly the financial position of the Borrower and its Subsidiaries as of such dates and the results of the operations of the Borrower and its Subsidiaries for such periods in all material respects. The Borrower has also furnished to the Lender its pro forma consolidated balance sheet as of August 31, 2006 and projections of its future consolidated results of operations, all of which were reasonable when made and continue to be reasonable at the date hereof.
     (b) At the date hereof, the Borrower has no Indebtedness or other material liabilities, debts or obligations, whether accrued, absolute, contingent or otherwise, and whether due or to become due, including, but not limited to, liabilities or obligations on account of taxes or other governmental charges, that are not set forth on the Audited Financial Statement, on Exhibit C hereto or accrued in the ordinary course of business consistent with past practices since the date of the Audited Financial Statement.
     4.7. Changes. Since the date of the Audited Financial Statement, there have been no changes in the assets, liabilities, financial, condition, business or prospects of the Borrower or any of its Subsidiaries (including as a result of any applicable law or governmental regulation, ruling or policy) other than changes in the ordinary course of business, the effect of which has not, in the aggregate, been materially adverse to the Borrower and its Subsidiaries taken as a whole.
     4.8. Solvency. The Borrower has and, after giving effect to the Loans, will have, assets (both tangible and intangible) having a fair saleable value in excess of the amount required to pay the probable liability on its then-existing debts (whether matured or unmatured, liquidated or unliquidated, fixed or contingent); the Borrower has and will have access to adequate capital for the conduct of its business and the discharge of its debts incurred in connection therewith as such debts mature; the Borrower was not insolvent immediately prior to the making of the Loans and immediately after giving effect thereto, the Borrower will not be insolvent.
     4.9. Defaults. As of the date of this Agreement, no Default exists.
     4.10. Taxes. The Borrower and its Subsidiaries have filed all federal, state and other tax returns required to be filed, and all taxes, assessments and other governmental charges due from any of them have been fully paid, except for such taxes, assessments or charges that are being contested in good faith by appropriate proceedings and with respect to which (a) adequate reserves have been established and are being maintained in accordance with GAAP and (b) no lien has been filed to secure such taxes, assessments or charges. All such contests at the date hereof are described on Exhibit C hereto. The Borrower and its Subsidiaries have not executed any waiver that would have the effect of extending the applicable statute of limitations in respect of tax liabilities. The federal and state income tax returns of the Borrower and its Subsidiaries have not been audited or, to the best of the Borrower’s knowledge, otherwise examined by any federal or state taxing authority. The Borrower and its Subsidiaries have established on their books reserves adequate for the payment of all federal, state and other tax liabilities.
     4.11. Litigation. There is no litigation, arbitration, proceeding or investigation pending, or, to the knowledge of the Borrower’s or any Subsidiary’s officers, threatened, against the Borrower or any Subsidiary that, if adversely determined, may reasonably be expected to result in a material judgment not fully covered by insurance, may reasonably be expected to result in a forfeiture of all or any substantial part of the property of the Borrower or its Subsidiaries, or may reasonably be expected to have a material adverse effect on the assets, business or prospects of the Borrower and its Subsidiaries taken as a whole.
     4.12. Subsidiaries. All the Subsidiaries of the Borrower are listed on Exhibit C hereto. The Borrower (or any Subsidiary, if applicable) is the owner, free and clear of all Encumbrances, of all of the issued and outstanding stock or other equity interest of each Subsidiary. All shares of such stock or other equity interest held by the Borrower have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares have been granted, and no options, warrants or similar rights are outstanding
     4.13. Investment Company Act. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended.
     4.14. Compliance. The Borrower has all necessary permits, approvals, authorizations, consents, variances, licenses, franchises, registrations and other rights and privileges (including patents, trademarks, trade names and copyrights) to allow it to own and operate its business and properties without any violation of laws, regulations, authorizations and orders of public authorities (including without limitation Environmental Laws) or the rights of others, except to the extent that any such violation would not have a material adverse effect on the business, financial condition or operation of the Borrower and its Subsidiaries taken as a whole. The Borrower and each Subsidiary are duly authorized, qualified and licensed under, and the Borrower, its Subsidiaries and all real properties owned or leased by them are in compliance with, all applicable laws, regulations, authorizations and orders of public authorities, including, without limitation, Environmental Laws, except to the extent that any such failure to be so authorized, qualified, licensed or in compliance would not have a material adverse effect on the business, financial condition or operation of the Borrower and its Subsidiaries taken as a whole. The Borrower and each Subsidiary have performed all obligations required to be performed by it under, and is not in default under or in violation of its Certificate of Incorporation or By-laws or any other agreement, lease, mortgage, note, bond, indenture license or other instrument or undertaking to which it is a party or by which any of it or any of its properties are bound, except for violations none of which, either individually or in the aggregate, would have any material adverse effect on the business, condition (financial or otherwise) or assets of the Borrower and its Subsidiaries taken as a whole.
     4.15. ERISA. The Borrower and its ERISA Affiliates are in compliance in all material respects with ERISA and the provisions of the Code and the regulations and published interpretations thereunder applicable to the Plans. No ERISA Event has occurred or is reasonably expected to occur, including by reason of the consummation of the transactions contemplated by this Agreement that when taken together with all other such ERISA Events, could reasonably be expected to result in material liability to the Borrower or any of its ERISA Affiliates. None of the Plans had any “unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) as of the last annual valuation dates applicable thereto.

     4.16. Environmental Matters.
     (a) The Borrower and each of its Subsidiaries are in compliance with the terms and conditions of all permits, licenses and authorizations required under any Environmental Law, and are also in compliance with all applicable orders, decrees, judgments and injunctions, issued, entered, promulgated or approved under any Environmental Law, except to the extent failure to comply would not have a material adverse effect on the business, financial condition or operations of the Borrower and it Subsidiaries.
     (b) No written notice, notification, demand, request for information, citation, summons or order has been issued and is outstanding, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best of the Borrower’s knowledge, threatened by any governmental or other entity (i) with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of its business or to comply with any Environmental Laws, except to the extent such failure would not have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries or (ii) regarding the presence of any Hazardous Material at, on or under any property now or previously owned, or, to the Borrower’s knowledge, leased or used, by the Borrower or any of its Subsidiaries or any other location to which Hazardous Materials generated or used by the Borrower or any of its Subsidiaries from such property had been transported or which they have been disposed of.
     (c) No material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of the Borrower or any of its Subsidiaries and no property now or previously owned, or, to the Borrowers knowledge, leased or used, by the Borrower or any of its Subsidiaries is listed or, to the best of the Borrower’s knowledge, proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.
     (d) There are no Encumbrances arising under or pursuant to any Environmental Law on any of the real property or properties owned, or, to the Borrower’s knowledge, leased or used, by the Borrower or any of its Subsidiaries and no governmental actions have been taken or, to the best of the Borrower’s knowledge, are in process which could subject any of such properties to such liens or Encumbrances or, as a result of which the Borrower or any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.
     (e) Neither the Borrower nor any of its Subsidiaries nor, to the best knowledge of the Borrower, any previous owner, tenant, occupant or user of any property owned by the Borrower or any of its Subsidiaries has (i) engaged in or permitted any operations or activities upon or any use or occupancy of any owned, leased or used property, or any portion thereof, for the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under, in or about such property, except to the extent commonly used in day-to-day operations of such property and in such case only in compliance in all material respects with all Environmental Laws, or (ii) transported any Hazardous Materials to, from or across such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance in all material respects with, all Environmental

Laws; nor to the best knowledge of the Borrower have any Hazardous Materials migrated from other properties upon, about or beneath such property, nor, to the best knowledge of the Borrower, are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance in all material respects with all Environmental Laws.
     4.17. Restrictions on the Borrower. The Borrower is not party to or bound by any contract, agreement or instrument, nor subject to any charter or other corporate restriction which will, under current or foreseeable conditions, materially and adversely affect the business, property, assets, operations or conditions, financial or otherwise of the Borrower or any of its Subsidiaries.
     4.18. Labor Relations. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened, except for such complaints, grievances and arbitration proceedings which, if adversely decided, would not have a material and adverse effect on the condition (financial or otherwise), properties, business or results of operations of the Borrower or any of its Subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries, except for any such labor action as would not have a material and adverse effect on the condition (financial or otherwise) properties, business or results of operations of the Borrower or any of its Subsidiaries and (iii) to the best knowledge of the Borrower, no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries and, to the best knowledge of the Borrower, no union organizing activities are taking place, except for any such question or activities as would not have a material and adverse effect on the condition (financial or otherwise), properties, business or results of operations of the Borrower or any of its Subsidiaries.
     4.19. Trade Relations. There exists no actual or, to the best knowledge of the Borrower, threatened termination, cancellation or limitation of, or any material modification or change in, the business relationship between the Borrower or any of its Subsidiaries and any customer or any group of customers whose purchases, individually or in the aggregate; are material to the business of the Borrower and its Subsidiaries, taken as a whole, or with any material vendor, except in each case, where the same could not reasonably be expected to have a material adverse effect on the business, financial condition, assets or properties of the Borrower and its Subsidiaries, taken as a whole.
     4.20. Margin Rules. The Borrower does not own or have any present intention of purchasing or carrying, and no portion of any Loan shall be used for purchasing or carrying, any “margin security” or “margin stock” as such terms are used in Regulations T, U or X of the Board of Governors of the Federal Reserve System.

     4.21. Disclosure. No representation or warranty made by the Borrower in any Loan Document and no document or information furnished to the Lender by or on behalf of or at the request of the Borrower in connection with any of the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.
SECTION V
AFFIRMATIVE COVENANTS
     The Borrower covenants that so long as any Loan, Letter of Credit or other Obligation remains outstanding or the Lender has any obligation to lend or to issue any Letter of Credit hereunder:
     5.1. Financial Statements. The Borrower shall furnish to the Lender:
     (a) As soon as available to the Borrower, but in any event within 120 days after the end of each fiscal year commencing with the fiscal year ending March 31, 2007, the Borrower’s consolidated and consolidating balance sheets as of the end of such fiscal year and related consolidated and consolidating statements of income, retained earnings and cash flow for such year, prepared in accordance with GAAP and audited and certified without qualification by the Borrower’s Accountants in the case of such consolidated statements, and certified by the chief financial officer of the Borrower in the case of such consolidating statements; and, concurrently with such financial statements, a copy of the Borrower’s Accountants management report.;
     (b) As soon as available to the Borrower, but in any event within 45 days after the end of each fiscal quarter, the Borrower’s consolidated and consolidating balance sheets as of the end of and related consolidated and consolidating statements of income, retained earnings and cash flow for, the fiscal quarter then ended and the portion of the year then ended prepared in accordance with GAAP and certified by the chief financial officer of the Borrower, except for lack of footnotes and subject to normal, recurring year-end adjustments that shall not in the aggregate be material in amount;
     (c) Concurrently with the delivery of each financial statement pursuant to subsections (a) and (b) of this Section 5.1, a covenant compliance report in substantially the form of Exhibit D hereto signed on behalf of the Borrower by its chief financial officer;
     (d) Deleted;
     (e) So long as any Loan is outstanding, as soon as available, but in any event within 20 days after the end of each month, and so long as no Loan is outstanding, as soon as available, but in any event within 30 days after the end of each fiscal quarter, a Borrowing Base Report, together with an Accounts Receivable aging report and such other information regarding Accounts Receivable as the Lender may require;

     (f) As soon as available to the Borrower, but in any event within 90 days after the beginning of each fiscal year, the Borrower’s projections for such fiscal year, prepared on a quarterly basis and including consolidated balance sheets and statements of income, retained earnings and cash flows;
     (g) Promptly after the receipt thereof by the Borrower, copies of any reports (including any so-called management letters) submitted to the Borrower by independent public accountants in connection with any annual or interim review of the accounts of’ the Borrower made by such accountants;
     (h)Deleted; and
     (i) From time to time, such other financial data and information about the Borrower or its Subsidiaries as the Lender may reasonably request.
     5.2. Conduct of Business. The Borrower and each of its Subsidiaries shall:
     (a) Duly observe and comply in all material respects with all laws, regulations, decrees, orders, judgments and valid requirements of any governmental authorities applicable to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including without limitation all Environmental Laws and ERISA), and shall maintain and keep in full force and effect and comply in all material respects with all licenses and permits necessary to the proper conduct of its business, except where the failure to comply in any instance would not have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole; and
     (b) Maintain their existence (except to the extent permitted pursuant to Section 7.4) and remain or engage substantially in the same business as that in which they are now engaged and in no unrelated business.
     5.3 Maintenance and Insurance.
     (a) The Borrower and each of its Subsidiaries shall maintain their properties in good repair, working order and condition, ordinary wear and tear and damage by fire or other casualty excepted, as required for the normal conduct of their business.
     (b) The Borrower and each of its Subsidiaries shall at all times maintain liability and casualty insurance on its properties (including all Collateral) with financially sound and reputable insurers in such amounts and with such coverages, endorsements, deductibles and expiration dates as the officers of the Borrower in the exercise of their reasonable judgment deem to be adequate, as are customary in the industry for companies of established reputation engaged in the same or similar business and owning or operating similar properties and as shall be reasonably satisfactory to the Lender. The Lender shall be named as loss payee only with respect to any insurance policy in Borrower’s name, additional insured and/or mortgagee under such insurance as the Lender shall require from time to time, and the Borrower shall provide to the Lender lass payable endorsements in form and substance reasonably satisfactory to the Lender. In addition, the Lender shall be given thirty (30) days advance notice of any cancellation of insurance. In the event of failure to provide and maintain insurance as herein provided, the Lender may, at its option, provide such insurance and charge the amount thereof to the Borrower as a Revolving Credit Loan. The Borrower shall furnish to the Lender certificates or other evidence satisfactory to the Lender of compliance with the foregoing insurance provisions. The Lender shall not, by the fact of approving, disapproving or accepting any such insurance, incur any liability for the form or legal sufficiency of insurance contracts, solvency of insurance companies or payment of law suits, and the Borrower hereby expressly assumes full responsibility therefore and liability, if any, thereunder.
     5.4 Taxes. The Borrower shall pay or cause to be paid all taxes, assessments or governmental charges on or against it or any of its Subsidiaries or its or their properties on or prior to the time when they become due; except for any tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP if no Encumbrance shall have been flied to secure such tax, assessment or charge.
     5.5. Inspection. The Borrower shall permit the Lender and its designees, at any reasonable time and at reasonable intervals of time, and upon reasonable notice (or if a Default shall have occurred and is continuing, at any time and without prior notice), to (i) visit and inspect the United States properties of the Borrower and its Subsidiaries, (ii) examine and make copies of and take abstracts from the United States books and records of the Borrower and its Subsidiaries, and (iii) discuss the affairs, finances, and accounts of the Borrower and its Subsidiaries with their appropriate officers, employees and independent accountants, all at the expense of the Borrower. Without limiting the generality of the foregoing, the Borrower will permit reviews, at least once annually (and semi-annually until such time as Borrower has provided audited fiscal financial statements to Lender as required pursuant to Section 5.1 of this Agreement) and during any period in which Loans have remained outstanding for at least thirty (30) days, of the United States books and records of the Borrower and its Subsidiaries to be carried out at the Borrower’s expense by commercial finance examiners (whether employed by the Lender or by third parties) designated by the Lender. The Borrower shall also permit the Lender to arrange for verification of Accounts Receivable, under reasonable procedures, directly with any account debtors or by other methods.
     5.6. Maintenance of Books and Records. The Borrower shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of its and its Subsidiaries’ business and financial transactions in accordance with GAAP and applicable law.
     5.7. Use of Proceeds.
     (a) The Borrower will use the proceeds of Revolving Credit Loans solely for the working capital needs of the Borrower, including the payment of the costs and expenses of the transactions contemplated hereby.
     (b) No portion of any Loan shall be used for the “purpose of purchasing or carrying” any “margin stock” or “margin security” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, or otherwise in violation of such regulations.

     5.8. Further Assurances. At any time and from time to time the Borrower shall execute and deliver such further documents and take such further action as may reasonably be requested by the Lender to affect the purposes of the Loan Documents.
     5.9. Notification Requirements. The Borrower shall furnish to the Lender:
     (a) Promptly upon becoming aware of the existence of any condition or event that constitutes a Default, written notice thereof specifying the nature and duration, thereof and the action being or proposed to be taken with respect thereto;
     (b) Promptly upon becoming aware of any litigation or of any investigative proceedings by a governmental agency or authority commenced or threatened against the Borrower or any of its Subsidiaries of which they have notice, the outcome of which would or might have a materially adverse effect on the assets, business or prospects of the Borrower alone or the Borrower and its Subsidiaries on a consolidated basis, written notice thereof and the action being or proposed to be taken with respect thereto; and
     (c) Promptly after any occurrence or after becoming aware of any condition affecting the Borrower or any Subsidiary which might constitute a material adverse change in or which might have a material adverse effect on the business, properties or condition (financial or otherwise) of the Borrower alone or the Borrower and its Subsidiaries, taken as a whole, written notice thereof.
     5.10. ERISA Compliance and Reports.
     (a) Each Plan shall comply in all material respects with ERISA and the Code, except to the extent failure to comply in any instance would not have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole.
     (b) With respect to any Plan, the Borrower shall, or shall cause its ERISA Affiliates to furnish to the Lender promptly as soon as possible and in any event within 10 days after the Borrower or any of its ERISA Affiliates knows that any ERISA Event has occurred or expected to occur, a statement of the chief financial officer of the Borrower describing such ERISA Event, including copies of any notice concerning such ERISA Event received from the PBGC, a plan administrator, or from a Multiemployer Plan sponsor, and the action, if any, the Borrower or such ERISA Affiliate proposes to take with respect thereto promptly after the adoption of any Pension Plan, the Borrower shall notify the Lender of such adoption.
     5.11. Environmental Compliance.
     (a) The Borrower and its Subsidiaries will comply in all material respects with all applicable Environmental Laws in all jurisdictions in which any of them operates now or in the future, and the Borrower and its Subsidiaries will comply in all material respects with all such Environmental Laws that may in the future be applicable to the Borrower’s or any Subsidiary’s business, properties and assets.

     (b) If the Borrower or any Subsidiary shall (i) receive notice that any material violation of any Environmental Law may have been committed or is about to be committed by the Borrower or any Subsidiary, (ii) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower or any Subsidiary alleging a material violation of any Environmental Law requiring the Borrower or any Subsidiary to take any action in connection with the release of Hazardous Materials into the environment, (iii) receive any notice from a federal, state or local government agency or private party alleging that the Borrower or any Subsidiary may be liable or responsible for any material amount of costs associated with a response to or cleanup of a release of Hazardous Materials into the environment or any damages caused thereby, (iv) become aware of any investigative action or proceedings by a governmental agency or authority commenced or threatened against the Borrower or any of its Subsidiaries regarding any potential violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Material or (v) notify any governmental agency or authority regarding any potential violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Material by the Borrower or any Subsidiary, the Borrower shall promptly notify the Lender thereof (together with a copy of any such notice) and of any action being or proposed to be taken with respect thereto and thereafter shall continue to furnish to the Lender all further notices, demands, reports and other information regarding the foregoing.
     5.12. Loss or Depreciation of Collateral. The Borrower shall, notify the Lender promptly of the occurrence at any time of the following events if, individually or in the aggregate, the amount involved in connection with such events exceeds $750,000.00: (i) rejection or return of any goods or services giving rise to an Eligible Account to the extent such rejection or return is not in the ordinary course of business, (ii) repossession, loss of or damage to any goods giving rise to any Eligible Account; (iii) any request by an account debtor for credit, adjustment, set off or counterclaim of or with respect to an Eligible Account; (iv) any adjustment by the Borrower of the amount owing on an Eligible Account; (v) any goods, services or other dispute; (vi) any material delay in the Borrower’s performance of any of its obligations to any customer if the Borrower has an Eligible Account with such customer; and (vii) any other material event affecting Eligible Accounts or the value or amount thereof, including without limitation any event which would result in an Eligible Account no longer qualifying as an Eligible Account.
     5.13. Operating Accounts. Borrower shall continue to use Lender as the primary depository bank for the Borrower’s United States-based operating accounts.
SECTION VI
FINANCIAL COVENANTS
     The Borrower covenants that so long as any Loan, Letter of Credit or other Obligation remains outstanding, or the Lender has any obligation to make any Loan or issue any Letter of Credit hereunder:
     6.1. Consolidated Tangible Net Worth. The Borrower shall at all times maintain a Consolidated Tangible Net Worth of not less than (a) $45,000,000.00 as of March 31, 2006, and

(b) for each fiscal quarter thereafter, an amount equal to (i) the amount of Consolidated Tangible Net Worth required to be maintained for the preceding fiscal quarter, plus (ii) 50.0% of Consolidated Net Income for such preceding fiscal quarter (for purposes of this clause (ii), only positive Consolidated Net Income shall be included and any net losses shall be disregarded).
     6.2. Cash Requirements.
     (a) The Borrower and Virtusa Securities Corporation shall at all times maintain aggregate cash and cash equivalents in United States based accounts, or otherwise on hand in the United States, of not less than $10,000,000.00, net of any outstanding Loans or Reimbursement Obligations.
     (b) The Borrower and its Subsidiaries shall at all times maintain cash and cash equivalents including both foreign-based accounts and United States-based accounts of at least $15,000,000.00.
     (c) The Borrower and its Subsidiaries shall not at any time hold cash and cash equivalents in foreign-based accounts, or otherwise on hand outside the United States, in excess of $20,000,000.00.
     6.3 Maximum Net Loss. The Borrower and its Subsidiaries shall not incur (i) a consolidated net loss in an amount greater than $1,250,000.00 (plus FAS123R charges) in any fiscal quarter, or (ii) a consolidated net loss in any two consecutive fiscal quarters.
     6.4. Capital Expenditures. The Borrower shall not make aggregate Capital Expenditures equal to or in excess of $7,500,000.00 during the fiscal year ending March 31, 2007 or any fiscal year thereafter.
SECTION VII
NEGATIVE COVENANTS
     The Borrower covenants that so long as any Loan, Letter of Credit or other Obligation remains outstanding or the Lender has any obligation to make any Loan or to issue any Letter of Credit hereunder, without the prior written consent of the Lender:
     7.1. Indebtedness. Neither Borrower nor Virtusa Securities Corporation shall create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than the following:
     (a) Obligations;
     (b) Indebtedness existing as of the date of this Agreement and disclosed on Exhibit C hereto but not any increase in the principal amounts thereof nor any renewals or refinancings thereof;

     (c) Indebtedness for taxes, assessments or governmental charges to the extent that payment therefore shall at the time not be required to be made in accordance with Section 5.4;
     (d) Current trade liabilities on open account for the purchase price of services, materials and supplies incurred by the Borrower in the ordinary course of business (not as a result of borrowing), so long as all of such open account Indebtedness shall be promptly paid and discharged when due or in conformity with customary trade terms and practices, except for any such open account Indebtedness which is being contested in good faith by the Borrower, as to which adequate reserves required by GAAP have been established and are being maintained and as to which no Encumbrance has been placed on any property of the Borrower;
     (e) Intentionally Omitted;
     (f) Other Indebtedness incurred in the ordinary course of business and renewals and refinancings thereof, provided that such Indebtedness does not exceed $1,000,000.00 in the aggregate at any time outstanding; and
     (g) Guarantees permitted under Section 7.2 hereof.
     7.2. Contingent Liabilities. Neither the Borrower nor Virtusa Securities Corporation shall create, incur, assume, guarantee or be or remain liable with respect to any Guarantees other than (i) Guarantees existing on the date of this Agreement and disclosed on Exhibit C hereto, (ii) Guarantees resulting from the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (iii) Guarantees in an amount not to exceed $1,000,000.00 in the aggregate at any time outstanding, and (iv) Guarantees of employee loans and obligations in an amount not to exceed $1,000,000.00 in the aggregate at any time outstanding.
     7.3. Encumbrances. Neither the Borrower nor Virtusa Securities Corporation shall create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance of any kind, including the lien or retained security title of a conditional vendor, upon or with respect to any of its property or assets (“Encumbrances”), or assign or otherwise convey any right to receive income, including the sale or discount of Accounts Receivable with or without recourse, except the following (“Permitted Encumbrances”):
     (a) Encumbrances in favor of the Lender to secure Obligations;
     (b) Encumbrances existing as of the date of this Agreement and disclosed in Exhibit C hereto;
     (c) Intentionally Omitted;
     (d) Encumbrances securing Indebtedness to the extent such Indebtedness is permitted by Section 7.1(f);
     (e) Liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of Section 5.4;

     (f) Landlords’ and lessors’ liens in respect of rent not in default or liens in respect of pledges or deposits under workmen’s compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics’, warehouseman’s, laborers’ and materialmen’s and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and liens securing statutory obligations or surety, indemnity, performance or other similar bonds incidental to the conduct of the borrower’s or a Subsidiary’s business in the ordinary course and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;
     (g) Judgment liens securing judgments that (i) are not fully covered by insurance, and (ii) shall not have been in existence for a period longer than 30 days after the creation thereof or, if a stay of execution shall have been obtained, for a period longer than 30 days after the expiration of such stay;
     (h) Rights of lessors under capital leases to the extent such capital leases are permitted hereunder;
     (i) Easements, rights of way, restrictions and other similar charges or Encumbrances relating to real property and not interfering in a material way with the ordinary conduct of the Borrower’s business; and
     (j) Liens constituting a renewal, extension or replacement of any Permitted Encumbrance.
     7.4. Merger: Purchase. Sale or Lease of Assets; Reorganization; Liquidation.
     (a) The Borrower and its Subsidiaries shall not:
          (i) Acquire the capital stock or other equity interests or all or substantially all of the assets of another Person, whether or not involving a merger or consolidation with such other Person, unless (w) such other Person is in substantially the same field of business as the Borrower and substantially all of the assets acquired in such acquisition are used or useful to the business of the Borrower by the Borrower, (x) the total purchase price far any single acquisition does not exceed $4,000,000.00 (unless a greater amount is consented to by the Lender), (y) if a merger, the Borrower or one of its Subsidiaries is the survivor of such merger and (z) both immediately before and after giving effect to such acquisition, no Default shall exist;
          (ii) Merge or consolidate into or with any other Person, or commence a reorganization, other than (x) a merger of any Subsidiary with and into the Borrower, with the Borrower as the survivor of such merger, (y) a merger or consolidation into or with another Person, or a reorganization, in each case, where the holders of more than 50.0% of the ordinary voting power for the election of a majority of the members of the board of directors of the Borrower prior to such transaction retain such power after the transaction, or (z) a merger permitted by Section 7.4(a)(i) above; or

          (iii) Liquidate or dissolve, except that any wholly-owned Subsidiary may liquidate or dissolve.
     (b) The Borrower shall not sell, lease (as lessor) or otherwise dispose of any assets or properties, other than sales of Qualified investments and inventory and obsolete or worn out equipment, in each case in the ordinary course of business and consistent with past practices.
     7.5. Subsidiaries. The Borrower shall not permit any of its Subsidiaries to issue any additional shares of its capital stock or other equity securities, any options therefore or any securities convertible thereto, other than to the Borrower. Neither the Borrower nor any of its Subsidiaries shall sell, transfer or otherwise dispose of any of the capital stock or other equity securities of a Subsidiary, except to the Borrower or any of its wholly-owned subsidiaries.
     7.6. Restricted Payments. The Borrower shall not pay, make, declare or authorize any Restricted Payment other than:
     (a) Compensation paid to employees, officers and directors in the ordinary course of business and consistent with prudent business practices;
     (b) Dividends payable solely in common stock;
     (c) Dividends paid by any Subsidiary to the Borrower; and
     (d) Redemptions of shares of capital stock of the Borrower which are “restricted securities” (as defined in Rule 144 promulgated under the Securities Act of 1933) in an amount not to exceed 5.0% of the aggregate total voting stock of the Borrower issued and outstanding on a fully diluted basis.
     7.7. Investments; Purchases of Assets. The Borrower shall not make or maintain any Investments or purchase or otherwise acquire any material amount of assets other than:
     (a) Investments existing on the date hereof in Subsidiaries;
     (b) Qualified Investments;
     (c) Capital Expenditures to the extent permitted by Section 6.4;
     (d) Normal trade credit extended in the ordinary course of business and consistent with prudent business practice;
     (e) Advances to employees for business related expenses to be incurred in the ordinary course of business and consistent with past practices in an amount not to exceed $500,000.00 in the aggregate outstanding at any one time, provided that advances to any single employee shall not exceed $50,000.00 in the aggregate;

     (f) Investments in any Subsidiary of the Borrower in the ordinary course of business or any other investment in a Subsidiary which does not exceed $10,000,000 in the aggregate; and
     (g) Loans to any Person (including employees) not in the ordinary course of business not to exceed $300,000.00 in the aggregate outstanding at any one time.
     7.8. ERISA Compliance. Neither the Borrower nor any of its ERISA Affiliates nor any Plan shall (i) engage in any Prohibited Transaction which would have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole, (ii) incur any “accumulated funding deficiency” (within the meaning of Section 412(a) of the Code and Section 302 of ERISA), whether or not waived, (iii) permit to exist any material amount of “unfunded benefit liabilities” (within the meaning of Section 4001.(a)(1 8) of ERISA), (iv) terminate any Pension Plan in a manner which could result in the imposition of a lien on any property of the Borrower or any of its Subsidiaries, (v) fail to make any required contribution to any Multiemployer Plan or (vi) completely or partially withdraw from a Multiemployer Plan if such complete or partial withdrawal will result in any material withdrawal liability under Title IV of ERISA.
     7.9. Transactions with Affiliates. Except as otherwise provided herein, the Borrower will not directly or indirectly, enter into any purchase, sale, lease or other transaction with any Affiliate except (i) transactions in the ordinary course of business on terms that are no less favorable to the Borrower than those which might be obtained at the time in a comparable arm’s length transaction with any Person who is not an Affiliate, including without limitation, any transfer pricing, service fee or similar agreements between or among Borrower and its Affiliates, (ii) employment contracts with senior management of the Borrower entered into in the ordinary course of business and consistent with prudent business practices and (iii) for the avoidance of doubt, transactions relating to Restricted Payments permitted under Section 7.6. Notwithstanding the foregoing, the Borrower will not directly or indirectly, pay any management, consulting, overhead, indemnity, guarantee or other similar fee or charge to any Affiliate; and
     7.10. Fiscal Year. The Borrower and its Subsidiaries shall not change their March 31 fiscal year ends without the prior written consent of the Lender.
SECTION VIII
DEFAULTS
     8.1. Events of Default. There shall be an Event of Default hereunder if any of the following events occurs:
     (a) The Borrower or any Subsidiary shall fail to pay any principal of any Loan, any Reimbursement Obligation or any interest, fees or other amounts owing by it under any Loan Document or in respect of any Obligation when the same shall become due and payable, whether at maturity or at any accelerated date of maturity or at any other date fixed for payment; or

     (b) The Borrower or any Subsidiary shall fail to perform or comply with any term., covenant or agreement applicable to it contained in Sections 5.1,5.2(b), 5.5, 5.6, 5.7, 5.9, 5.11, 6 and 7 of this Agreement; or
     (c) The Borrower or any Subsidiary shall fail to perform or comply with any term, covenant or agreement applicable to it (other than as specified in subsections 8,1(a) or (b) hereof) contained in this Agreement or any other Loan Document and such default shall continue for ten (10) Business Days; or
     (d) Any representation or warranty of the Borrower made in this Agreement or any other Loan Document or in any certificate, notice or other writing delivered hereunder or thereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made; or
     (e) The Borrower or any of its Subsidiaries shall fail to pay when due (after any applicable period of grace) any amount payable (i) under any Indebtedness exceeding $500,000.00 in principal amount or (ii) under any agreement for the use a real or personal property requiring aggregate payments in excess of $500,000.00 in any twelve month period, or fail to observe or perform any term, covenant or agreement evidencing or securing such indebtedness or relating to such agreement for the use of real or personal property; or
     (f) The Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the United States Bankruptcy Code or other law, or (vii) take any corporate action for the purpose of effecting any of the foregoing; or
     (g) A proceeding or case shall be commenced against the Borrower or any of its Subsidiaries, without the application or consent of such Borrower or such Subsidiary in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 30 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against the Borrower or such Subsidiary; or action under the laws of the jurisdiction of incorporation or organization of the Borrower or any of its Subsidiaries similar to any of the foregoing shall be taken with respect to the Borrower or such Subsidiary and shall continue unstayed and in effect for a period of 45 days; or

     (h) A judgment or order for the payment of money shall be entered against the Borrower or any of its Subsidiaries by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or such Subsidiary, that in the aggregate exceeds $500,000.00 in value, the payment of which is not fully covered by insurance in excess of any deductibles not exceeding $50,000.00 in the aggregate, and such judgment, order, warrant or process shall continue undischarged or unstayed for 30 days; or
     (i) There shall occur a cessation of a substantial. part of the business of the Borrower for a period which materially adversely affects Borrower’s capacity to continue its business on a profitable basis; or the Borrower shall suffer the loss or revocation of any material license or permit now held or hereafter acquired which is necessary to the continued or lawful operation of its business; or Borrower shall be enjoined, restrained or in any other way prevented by a court, governmental or administrative order from conducting all or any material part of its business; or
     (j) The Borrower or any ERISA Affiliate shall fail to pay when due any material amount that they shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA, unless such liability is being contested in good faith by appropriate proceedings, the Borrower or the ERISA Affiliate, as the case may be, has established and is maintaining adequate reserves in accordance with GAAP and no lien shall have been filed to secure such liability; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or
     (k) Any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the express terms thereof or with the express prior written agreement, consent or approval of the Lender, or any action at law or in equity or other legal proceeding to cancel, revoke or rescind any Loan Document shall be commenced by or on behalf of the Borrower, or any court or other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or shall issue a judgment, order, decree or ruling to the effect that, any one or mare of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof, or any Encumbrance in favor of the Lender created under any of the Loan Documents shall at any time (other than by reason of the Lender relinquishing such Encumbrance) cease in any material respect to constitute a valid and, to the extent applicable, perfected Encumbrance on any material portion of the Collateral.
     8.2 Remedies. Upon the occurrence of an Event of Default described in subsections 8.1(f) and (g), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at the option of the Lender and upon the Lender’s declaration:
     (a) The obligation of the Lender to make any further Loans and to issue any Letters of Credit hereunder shall terminate;

     (b) The unpaid principal amount of the Loans together with accrued interest, all Reimbursement Obligations and all other Obligations shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived;
     (c) The Borrower shall immediately pledge to Lender cash collateral in an amount determined by Lender to be sufficient to fully secure any Obligations of Borrower to Lender with respect to any issued Letters of Credit; and
     (d) The Lender may exercise any and all rights it has under this Agreement, the other Loan Documents or at law or in equity, and proceed to protect and enforce its rights by any action at law or in equity or by any other appropriate proceeding.
     No remedy conferred upon the Lender in the Loan Documents is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or by any other provision of law. Without limiting the generality of the foregoing or of any of the terms and provisions of any of the Security Documents, if and when the Lender exercises remedies under the Security Documents with respect to Collateral, the Lender may, in its sole discretion, determine which items and types of Collateral to dispose of and in what order and may dispose of Collateral in any order the Lender shall select in its sole discretion, and the Borrower consents to the foregoing and waives all rights of marshalling with respect to all Collateral.
SECTION IX
ASSIGNMENT AND PARTICIPATJON
     9.1. Assignment.
     (a) Citizens shall have the right to assign at any time any portion of its Commitment hereunder and its interests in the risk relating to any Loans to other banks or financial institutions (each an “Assignee”) and to furnish from time to time to prospective Assignees copies of the Loan Documents and any information concerning the Borrower in its possession, provided that if no Default or Event of Default shall have occurred and be continuing, each Assignee which is not an Affiliate of Citizens or a Federal Reserve Bank shall be subject to prior approval by the Borrower (such approval not to be unreasonably withheld, conditioned or delayed). Each Assignee shall execute and deliver to Citizens and the Borrower a joinder agreement. Upon the execution and delivery of such joinder agreement, (a) such Assignee shall, on the date and to the extent provided in such joinder agreement, become a “Lender” party to this Agreement and the other Loan Documents for all purposes of this Agreement and the other Loan Documents and shall have all rights and obligations of a “Lender” with a Commitment as set forth in such joinder agreement, and Citizens shall, on the date and to the extent provided in such joinder agreement, be released prospectively from its obligations hereunder and under the other Loan Documents to a corresponding extent (and, in the case of an assignment covering all of the remaining portion of Citizens’ rights and obligations under this Agreement, Citizens shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 10.3 and to any fees accrued for its account hereunder and not yet paid); (b) the assigning Lender, if it holds the Note, shall promptly surrender the Note to the Borrower for cancellation, provided that if Citizens has retained any Commitment, the Borrower shall execute and deliver to Citizens a new Note in the amount of its retained Commitment; (c) the Borrower shall issue to such Assignee a Note in the amount of such Assignee’s Commitment, dated the Closing Date or such other date as may be specified by such Assignee and otherwise completed in substantially the form of Exhibit A (d) this Agreement shall be deemed appropriately amended to reflect (i) the status of such Assignee as a party hereto and (ii) the status and rights of the Lender hereunder; and (e) the Borrower shall take such action as Citizens may reasonably request to perfect any security interests or mortgages in favor of the Lender, including any Assignee which becomes a party to this Agreement.
     (b) If the Assignee, or any Participant pursuant to Section 9.2 hereof; is organized under the laws of a jurisdiction other than the United States or any state thereof: such Assignee shall execute and deliver to the Borrower, simultaneously with or prior to such Assignee’s execution and delivery of the counterpart joinder described above in Section 9.1(a), and such Participant shall execute and deliver to the Lender granting the participation, a United Stares Internal Revenue Service Form W 8EC1 or W 8BEN (or any successor form), appropriately completed, wherein such Assignee or Participant claims entitlement to complete exemption from United States Federal Withholding Tax on all interest payments hereunder and all fees payable pursuant to any of the Loan Documents, The Borrower shall not be required to pay any increased amount to any Assignee or other Lender on account of taxes to the extent such taxes would not have been payable if the Assignee or Participant had furnished one of the Forms referenced in this Section 9.1(b) unless the failure to furnish such a Form results from (i) a condition or event affecting the Borrower or an act or failure to act of the Borrower or (ii) the adoption of or change in any law, rule, regulation or guideline affecting such Assignee or Participant occurring (x) after the date on which any such Assignee executes and delivers the counterpart joinder, or (y) after the date such Assignee shall otherwise comply with the provisions of Section 9.1(a), or (z) after the date a Participant is granted its participation.
     (c) The Lender may at any time pledge all or any portion of its rights under the Loan Documents, including any portion of the Note, to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or any enforcement thereof shall release the Lender from its obligations under any of the Loan Documents.
     9.2. Participations. The Lender shall have the right at any time and from time to time, without the consent of or notice to the Borrower, to grant participations to one or more banks or other financial institutions (each a “Participant”) in all or any part of any Loans and Letter of Credit Participations owing to the Lender and the Note held by the Lender, and shall have the right to furnish from time to time to prospective Participants copies of the Loan Documents and any information concerning the Borrower in its possession. The Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents, provided that the documents evidencing any such participation may provide that, except with the consent of such Participant, the Lender will not consent to (a) the reduction in or forgiveness of the stated principal of or rate of interest on or commitment fee with respect to the portion of any Loan subject to such participation, (b) the extension or postponement of any stated date fixed for payment of principal or interest or commitment fee with respect to the portion of any Loan subject to such participation, (a) the waiver or reduction of any right to indemnification o the Lender hereunder, or (d) except as otherwise permitted hereunder, the release of any Collateral. Notwithstanding the foregoing, no participation shall operate to increase the total Commitments hereunder or otherwise alter the substantive terms of this Agreement. In the event of any such sale by the Lender of participating interests to a Participant, the Lender’s obligations under this Agreement shall remain unchanged, the Lender shall remain solely responsible for the performance thereof; the Lender shall remain the holder of such Note for all purposes under this Agreement and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement.
SECTION X.
GENERAL
     10.1. Notices. Unless otherwise specified herein, all notices hereunder to any party hereto shall be in writing and shall be deemed to have been given when delivered by hand, or when sent by electronic facsimile transmission, or on the first Business Day after delivery to any overnight delivery service, freight pre-paid, or five (5) days after being sent by certified or registered mail, return receipt requested, postage pre-paid, and addressed to such party at its address indicated below:
If to the Borrower, at
2000 West Park Drive
Westborough, Massachusetts 01581
Attention: Chief Financial Officer
Facsimile: (508) 366-9901
with a copy (which shall not constitute notice) to:
Goodwin Procter
Exchange Place
Boston, Massachusetts 02109
Attention: John J. Egan III, PC.
Facsimile: (617)
If to the Lender, at
53 State Street, 8th Floor
Boston, Massachusetts 02109
Attention: Sharon Stone
Facsimile: (617) 742-9548

with a copy (which shall not constitute notice) to:
Bartlett Hackett Feinberg, P.C.
155 Federal Street
Boston, Massachusetts 02110
Attention: John L. Hackett, Esq.
Facsimile: (617) 422-0200
or at any other address specified by such parry in writing.
     10.2. Expenses. Whether or not the transactions contemplated herein shall be consummated, the Borrower promises to reimburse the Lender for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys’ fees and collateral evaluation costs) incurred or expended in connection with the preparation, filing or recording, interpretation or administration of this Agreement and the other Loan Documents, or any amendment, modification, approval, consent or waiver hereof or thereof, or in connection with the enforcement of any Obligations, the exercise, preservation or enforcement of any rights, remedies or options of the Lender or the satisfaction of any Obligations, or in connection with any litigation, proceeding or dispute in any way related to the credit hereunder, including, without limitation, fees and disbursements of outside legal counsel and the allocated costs of in house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses; all fees, charges (including the Lender’s per diem charges) and expenses relating to any inspections, appraisals or examinations conducted in connection with the Loans or any Collateral; and all costs and expenses relating to any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral, The amount of all such costs and expenses shall, until paid, bear interest at the rate applicable to Revolving Credit Loans and shall be an Obligation secured by the Collateral. The Borrower will pay any taxes (including any interest and penalties in respect thereof), other than the Lender’s federal and state income taxes, payable on or with respect to the transactions contemplated by the Loan Documents (the Borrower hereby agreeing to indemnify the Lender with respect thereto).
     10.3. Indemnification. The Borrower agrees to indemnify and hold harmless the Lender, as well as its respective shareholders, directors, officers, agents, attorneys, subsidiaries and affiliates, from and against all damages, losses, settlement payments, obligations, liabilities, claims, suits, penalties, assessments, citations, directives, demands, judgments, actions or causes of action, whether statutorily created or under the common law, all reasonable costs and expenses (including, without limitation, reasonable fees and disbursements of attorneys, experts and consultants) and all other liabilities whatsoever (including, without limitation, liabilities under Environmental Laws) which shall at any time or times be incurred, suffered, sustained or required to be paid by any such indemnified Person (except any of the foregoing which result from the gross negligence or willful misconduct of the indemnified Person) on account of or in relation to or any way in connection with any of the arrangements or transactions contemplated by, associated with or ancillary to this Agreement, the other Loan Documents or any other documents executed or delivered in connection herewith or therewith, all as the same may be amended from time to time, or with respect to any Letters of Credit, whether or not all or part of the transactions contemplated by, associated with or ancillary to this Agreement, any of the other Loan Documents or any such other documents are ultimately consummated. In any investigation, proceeding or litigation, or the preparation therefore, the Lender shall select its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. In the event of the commencement of any such proceeding or litigation, the Borrower shall be entitled to participate in such proceeding or litigation with counsel of its choice at its own expense, provided that such counsel shall be reasonably satisfactory to the Lender. The Borrower authorizes the Lender to charge any deposit account or Note Record which it may maintain with any of them for any of the foregoing. The covenants of this Section 10.3 shall survive payment or satisfaction of payment of all amounts owing with respect to the Note, any other Loan Document or any other Obligation.
     10.4. Survival of Covenants. Etc. All covenants, agreements, representations and warranties made herein, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto or thereto shall be deemed to have been relied upon by the Lender, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Lender of the Loans as herein contemplated and the termination of the Commitment, and shall continue in full force and effect so long as any Obligation remains outstanding and unpaid or the Lender has any obligation to make any Loans hereunder or has any obligation to issue any Letter of Credit. Notwithstanding the foregoing, the provisions of Sections 10.2 and 10.3 shall continue in full force and effect after the payment in full of all Obligations. All statements contained in any certificate or other writing delivered by or on behalf of the Borrower pursuant hereto or the other Loan Documents or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.
     10.5. Set-Off. Regardless of the adequacy of any Collateral or other means of obtaining repayment of the Obligations, any deposits, balances or other sums credited by or due from the head office of the Lender or any of its branch offices to the Borrower may, at any time and from time to time without notice to the Borrower or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated, and applied by the Lender against any and all Obligations of the Borrower in such manner as the head office of the Lender or any of its branch offices in its sole discretion may determine, and the Borrower hereby grants the Lender a continuing security interest in such deposits, balances or other sums for the payment and performance of all such Obligations.
     ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL, WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHTS OF SETOFF WITH RESPECT TO SUCH DEPOSITS, BALANCES, OTHER SUMS AND PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.
     10.6. No Waivers. No failure or delay by the Lender in exercising any right, power or privilege hereunder, under the Note or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver shall extend to or affect any Obligation not expressly waived or impair any right consequent thereon. No course of dealing or omission on the part of the Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances. The rights and remedies herein and in the Note and the other Loan Documents are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.
     10.7. Amendments, Waivers, etc. Neither this Agreement nor the Note nor any other Loan Document nor any provision hereof or thereof may be amended, waived, discharged or terminated except by a written instrument signed by the Lender and also, in the case of amendments, by the Borrower.
     10.8. Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assignees provided that the Borrower may not assign or transfer its rights or obligations hereunder.
     10.9. Lost Note, Etc. Upon receipt of an affidavit of an officer of the Lender as to the loss, theft, destruction or mutilation of the Note or any Security Document which is not a public record and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or Security Deposit, if available, the Borrower will issue, in lieu thereof, a replacement Note or other Security Document in the same principal amount thereof and otherwise of like tenor.
     10.10. Captions; Counterparts. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for mare than one such counterpart signed by the party against whom enforcement is sought.
     10.11. Entire Agreement. Etc. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby and supersede all prior agreements with respect to the subject matter hereof.
     10.12. Waiver of Jury Trial. EACH OF THE BORROWER, THE LENDER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE

OF DEALINGS, STATEMENTS OR ACTIONS OF THE LENDER RELATING TO THE ADMIMSTRATION OR ENFORCEMENT OF THE LOANS AND THE LOAN DOCUMENTS, AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH OF THE BORROWER AND THE LENDER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH EACH IS A PARTY BECAUSE OF, AMONG OTHER THINGS, THE BORROWER’S WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.
     10.13. Governing Law; Jurisdiction; Venue. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER CONSENTS TO THE JURISDICTION OF ANY OF THE FEDERAL OR STATE COURTS LOCATED IN SUFFOLK COUNTY IN THE COMMONWEALTH OF MASSACHUSETTS TN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF THE LENDER UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS AND CONSENTS TO SERVICE OP PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE BORROWER’S ADDRESS SET FORTH HEREIN. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION IN WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION AND IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH ACTION THAT SUCH ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
     10.14 Severability. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.
     10.15. Amendment and Restatement. This Agreement has been given by Borrower to Bank to amend and restate the terms of a certain Credit Agreement dated June 23,2004 between Borrower and Citizens (the “Original Agreement”). The Borrower does not intend for the amendment and restatement of the Original Agreement by this Agreement to constitute, nor shall it be deemed to constitute, a novation or extinguishment of the obligations of Borrower evidenced by the Original Agreement and this Agreement shall in no event impair, limit, reduce or otherwise discharge the liability of Borrower under the Original Agreement provided that the Bank and the Borrower hereby agree that from and after the date hereof all such liability shall be evidenced by and governed by the terms of this Agreement.

          IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement under seal as of’ the date first above written.

WITNESS	VIRTUSA CORPORATION

/s/ Charles Speicher Charles Speicher	By:	/s/ Kris Canekeratne Chairman and Chief
Corporate Controller		Executive Officer

CITIZENS BANK

	By:	/s/ Sharon A. Stone Sharon A. Stone
Senior Vice President

AMENDED AND RESTATED
REVOLVING CREDIT NOTE

$3,000,000.00	September 29, 2006
     FOR VALUE RECEIVED, the undersigned (the “Borrower”) absolutely and unconditionally promises to pay to the order of CITIZENS BANK OF MASSACHUSETTS (“Payee”) at 53 State Street, Boston, Massachusetts 02109:
     (a) on the Revolving Credit Maturity Date, the principal amount of THREE MILLION DOLLARS ($3,000,000.00) or, if less, the aggregate unpaid principal amount of Revolving Credit Loans and Reimbursement Obligations owing to the Payee pursuant to the Credit Agreement of even date herewith, as amended or supplemented from time to time (the “Credit Agreement”), by and among the Borrower and the Payee; and
     (b) interest on the principal balance hereof from time to time outstanding from the date hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Credit Agreement.
     This Note evidences borrowings under, is subject to the terms and conditions of and has been issued by the Borrower in accordance with the terms of the Credit Agreement and is the Note referred to therein. The Payee and any holder hereof is entitled to the benefits and subject to the conditions of the Credit Agreement and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof, This Note is secured by the Security Documents described in the Credit Agreement.
     All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.
     The Borrower has the right in certain circumstances and the obligation under certain other circumstances to repay or prepay the whole or part of the principal of this Note on the terms and conditions specified in the Agreement.
     If any Event of Default shall occur, the entire unpaid principal amount at’ this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.
     The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notice in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or Person primarily or secondarily liable.

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     This Note shall be deemed to take effect as a sealed instrument under the laws of The Commonwealth of Massachusetts and for au purposes shall be construed in accordance with such laws (without regard to conflicts of laws rules).
     This Note has been given by Borrower to Bank to amend and restate the terms of a certain Revolving Credit Note dated as of June 23, 2004 by Borrower to Lender (the “Original Note”). The Borrower does not intend for the amendment and restatement of the Original Note by this Note to constitute, nor shall it be deemed to constitute, a novation or extinguishment of the obligations of Borrower evidenced by the Original Note and this Note shall in no event impair, limit, reduce or otherwise discharge the liability of Borrower under the Original Note provided that the Bank and the Borrower hereby agree that from and after the date hereof all such liability shall be evidenced by and governed by the terms of this Note
     IN WITNESS WHEREOF, the Borrower has caused this Note to be signed under seal by its duly authorized officer as of the day and year first above written.

WITNESS	VIRTUSA CORPORATION

/s/ Paul D. Tutun	By:	/s/ Thomas Holler

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AMENDED AND RESTATED SECURITY AGREEMENT
     This AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”) is made as of September 29, 2006 and is given to amend and restate the terms and conditions of and to confirm the grant of security interest granted by VIRTUSA CORPORATION, a corporation organized under the laws of the State of Delaware and having its chief executive office at 2000 West Park Drive, Westborough, Massachusetts 01581 (the “Borrower”), to CITIZENS BANK OF MASSACHUSETTS, a Massachusetts bank having a banking office at 28 State Street, Boston, Massachusetts 02109 (the “Lender”) in that certain Security agreement dated June 23, 2004 (the “Original Agreement”).
     The Borrower has requested the Lender to enter into a certain Amended and Restated Credit Agreement of even date herewith (as the same may be amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”) and to make loans and other credits to the Borrower upon the terms and subject to the conditions set forth therein.
     Lender has required as a condition precedent to its entering the Credit Agreement that the Borrower execute and deliver this Agreement and to grant the security interests referenced herein and confirm its grant of security interests made in the Original Agreement.
     In order to induce the Lender to enter into the Credit Agreement and to make or continue to make available to the Borrower loans and other extensions of credit upon the terms and subject to the conditions set forth therein, and in consideration thereof, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower agrees as follows:
     Section 1. Definitions. All capitalized terms used herein or in any certificate, report or other document delivered pursuant hereto shall have the meanings assigned to them below or in the Credit Agreement (unless otherwise defined). Except as otherwise defined, terms defined in the Uniform Commercial Code and used herein shall have the meanings set forth in the Uniform Commercial Code; provided, however, that the term “instrument” shall be such term as defined in Article 9 of the Uniform Commercial Code rather than Article 3 of the Uniform Commercial Code.
     Accounts. All rights of the Borrower to payment of monetary obligation (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a secondary obligation incurred or to be incurred, or (iv) arising out of the use of credit or charge card or information contained on or for use with the card; and all sums of money and other proceeds due or becoming due thereon, all notes, bills, drafts, acceptances, instruments, documents and other debts, obligations and liabilities, in whatever form, owing to the Borrower’s rights pertaining to and interest in such property, including the right of stoppage in transit, replevin or reclamation; all chattel paper; all amounts due from Affiliates of the Borrower; all insurance proceeds; all other rights and claims to the payment of money, under contracts or otherwise; and all other property constituting “accounts” as such term is defined in the Uniform Commercial Code.

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     Collateral. All personal and fixture property belonging to the Borrower or in which the Borrower has any rights, of every kind and description, tangible and intangible, whether now owned or existing or hereafter arising or acquired; including, without limitation, all Accounts, Equipment, General Intangibles, Inventory and Investment Property, together with all goods, instruments (including promissory notes) documents of title, policies and certificates of insurance, commercial tort claims, chattel paper (whether tangible or electronic), deposit accounts, letter of credit rights (whether or not the letter of credit is evidenced by a writing) and other property owned by the Borrower or in which the Borrower has an interest and including, without limitation, any cash that is now or may hereafter be in the possession, custody, or control of the Lender or its participants or assigns for any purpose; any and all additions, substitutions, replacements and accessions to foregoing and all supporting obligations relating to the forgoing; and all Proceeds and Property and products of any of the foregoing; but excluding all Intellectual Property.
     Encumbrance. Any mortgage, pledge, security interest, lien or other charge or encumbrance of any kind or nature (including, without limitation, the lien or retained security title of a conditional vendor) upon or with respect to any property.
     Equipment. All machinery, equipment, and fixtures, furniture, furnishings, trade fixtures, specialty tools and parts, motor vehicles and materials handling equipment of the Borrower, together with the Borrower’s interest in, and right to, any and all manuals, computer programs, data bases and other materials relating to the use, operation or structure of any of the foregoing; and all other property constituting ‘equipment’ as such term is defined in the Uniform Commercial Code.
     General Intangibles. Except for the Intellectual Property, all rights of the Borrower under contracts to enjoy performance by others or to be entitled to enjoy rights granted by others, including without limitation any licenses; all payment intangibles; all obligations and indebtedness of any kind (other than Accounts) owning to the Borrower from whatever source arising; all contract rights; all rights of the Borrower as a bailor; all tax refunds; all right, title and interest of the Borrower in and to all software, documents, books, records, files and other information (on whatever medium recorded, and including without limitation computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained by the Borrower that reflect the conduct of the Borrower’s business, such as financial records, marketing and sales records, research and development records, and design, engineering and manufacturing records; all rights under service bureau service contracts; all computer data and the concepts and ideas on which said data is based; all data bases, all customer lists, and all other property constituting “general tangibles” as such term is defined in the Uniform Commercial Code.
     Intellectual Property. All of the following, to the extent owned by (and not licensed to) the Borrower (i) United States and foreign patents, patent applications and statutory invention registrations, including reissues, divisions, continuations, substitutions, renewals, continuations

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in part, extensions and reexaminations thereof, and all improvements thereto, (ii) software, databases, copyrightable works, websites, copyrights (registered, renewed or otherwise) and registrations, renewals and applications for registration or renewal thereof, (iii) trademarks, trademark applications, service marks, service mark applications, trade dress, logos, slogans, symbols, trade names, internet domain names, brand names, product names, fictitious names, corporate names, and other source identifiers and all reissues, extensions and renewals thereof and the goodwill of the business symbolized thereby and associated therewith, (iv) trade secrets, know-how, technology, inventions and discoveries and (v) any and all right, title, and interest in and to the foregoing, including the right to sue for past, present, and future infringement, in all of such cases (i) through (v), whether used, held for use, supported, maintained, marketed or otherwise.
     Inventory. All goods, merchandise and other personal property (including warehouse receipts and other negotiable and non-negotiable documents of title covering any such property) of the Borrower that are held for sale, lease or other disposition or to be furnished under contracts of service (or that are so furnished), or for display or demonstration, or leased or consigned, or that are raw materials, piece goods, work-in-process, finished goods or supplies or other materials used or consumed or to be used or consumed in the Borrower’s business, whether in transit or in the possession of the Borrower or another, including without limitation all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and goods located on the premises of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other third parties; all plans, drawings, diagrams, schematics, assembly and display materials relating to any of the foregoing; and all other property constituting “inventory” as such term is defined in the Uniform Commercial Code.
     Investment Property. All the securities (whether certificated or uncertificated) of the Borrower, including without limitation all stocks, bonds Treasury bills, certificates of deposits, mutual or money market fun shares, security entitlements, securities accounts, commodity contracts and commodity accounts; and all sums due or to become due on any of the foregoing, and all securities, instruments or other property purchased or acquired as a result of the investment and reinvestment thereof as hereinafter provided, and all other property constituting “investment property” as such term is defined in the Uniform Commercial Code; excluding any capital stock, or other equity interests of any Subsidiary of the Borrower.
     Perfection Certificate. A certificate signed by a Responsible Officer of the Borrower in the form attached hereto as Exhibit A.
     Proceeds. All proceeds received of and all other profits, rentals and receipts, in whatever form, or arising from any Collateral, including whatever is received or acquired upon the sale, lease, exchange, assignment, licensing or other disposition of any Collateral; whatever is received, collected on or distributed on account of any Collateral; all rights arising out of any Collateral; all claims arising out of the loss, nonconformity, interference with the use of defects or infringement of rights in, or damage to or destruction of, any Collateral; any insurance payable by reason of the loss a damage or nonconformity of, defects or infringement of rights in, or damage to or destruction of, any Collateral; any unearned premiums with respect to policies of insurance in respect of any Collateral; and condemnation or requisition payments with respect to

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any Collateral; and all other property constituting “proceeds” as such term is defined in the Uniform Commercial Code; in each chase whether now or existing or hereafter arising.
     Secured Obligations. All obligations of the Borrower under or in respect of the Loan Documents.
     Security Interests The security interests and liens granted pursuant to Section 2 hereof, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to this Agreement.
     Uniform Commercial Code The Uniform Commercial Code as in effect in The Commonwealth of Massachusetts, provided, that if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the Security Interests of any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Massachusetts, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for the purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection, as the case may be.
     Section 2. Grant.
          (a) To secure the full and punctual payment and performance of the Secured Obligations, the Borrower hereby assigns and pledges to the Lender all of its rights, title and interest in, and grants to the Lender a continuing security interest in, the Collateral of the Borrower. The Security Interests are granted as security only and shall not subject the Lender to, or transfer to the Lender or in any way affect or modify, any obligation or liability of the Borrower with respect to any of the Collateral, or any transaction in connection therewith.
          (b) Upon the execution of this Agreement, and from time to time thereafter, the Borrower shall deliver to the Lender such Uniform Commercial Code financing statements, assignments, continuation statements, amendments, instruments and notices and assignments under the Assignment of Claims Act of 1940, as amended (collectively, the “Perfection Documents”), as may be reasonably required for the Lender to perfect its Security Interest in all Collateral. Any such financing statements, continuation statements or amendments may be prepared and filed by the Lender at any time in any jurisdiction.
     Section 3. Representations, Warranties, and Covenants. The Borrower hereby makes the following representations and warranties, and agrees to the following covenants, each of which representations, warranties and covenants shall be continuing and in force so long as this Agreement is in effect:
     3.1 Name; Location; Changes.
          (a) The name of the Borrower set forth in Section 1(a) of the Perfection Certificate is the true and correct legal name of the Borrower, and except as otherwise disclosed to the Lender in the Perfection Certificate, the Borrower has not done business as or used any other name.

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          (b) The state of organization of the Borrower set forth in section 1(d) of the Perfection Certificate is the true and correct state of organization of the Borrower and the Borrower is duly organized and in good standing in such state on the date hereof.
          (c) The address of the Borrower set forth in Section 2(a) of the Perfection Certificate is the Borrower’s chief executive office and the place where its business records are kept. Except as disclosed on the Perfection Certificate, all tangible Collateral of the Borrower other than Investment Property is located at such chief executive office, and except as disclosed on the Perfection Certificate, such Collateral has remained located at its current location for the four consecutive months immediately prior to the date hereof.
          (d) The Borrower will not change its name, identity or organizational structure, nature, or jurisdiction or organization, or chief executive office or place where its business records are kept, or move any tangible Collateral (other than Investment Property) to a location other than those set forth in the Perfection Certificate, or merge into or consolidate with any other entity, unless permitted under the Credit Agreement and unless the Borrower shall have given the Lender at least 30 days’ prior written notice thereof and the Borrower shall have delivered to the Lender or authorized Lender to file such new Uniform Commercial Code financing statements or other documentation as may be necessary or required by the Lender to ensure the continued perfection and priority of the Security Interests.
          (e) The Borrower delivered a Perfection Certificate to the Lender with the Original Agreement. All information set forth in such Perfection Certificate is true and correct in all material respects. The Borrower agrees to supplement the Perfection Certificate promptly after obtaining information which would require a correction.
          3.2. Ownership of Collateral; Absence of Liens and Restrictions. The Borrower is, and in the case of property acquired after the date hereof, will be, the sole legal and equitable owner of the Collateral, holding good and marketable title to the same free and clean of all Encumbrances except for the Security Interests and Permitted Encumbrances, and has good right and legal authority to assign, deliver, and create a security interest in such Collateral in the manner herein contemplated. The Collateral is genuine and is what it is purported to be. The Collateral is not subject to any restriction that would prohibit or restrict the assignment, delivery or creation of the security interests contemplated hereunder.
          3.3 First Priority Security Interest. This Agreement creates a valid and continuing lien on and security interest in the Collateral, and upon the filing of Uniform Commercial Code financing statements in the appropriate offices for the locations of Collateral listed in the Borrower’s Perfection Certificate, the Security Interests will be perfected (except to the extent a security interest may not be perfected by filing under the Uniform Commercial Code), prior to all other Encumbrances other than as disclosed in the Credit Agreement as Permitted Encumbrances, and is enforceable as such against creditors of the Borrower, any owner of the real property where any of the Collateral is located, any purchaser of such real property and any present or future creditor obtaining a lien on such real property.

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          3.4 No Conflicts. Neither the Borrower nor any of its predecessors has performed any acts or is bound by any agreements which might prevent the lender from enforcing the Security Interest or any of the terms of this Agreement or which would limit the Lender in any such enforcement. Except as specifically disclosed in the Perfection Certificate, no financing statement under the Uniform Commercial Code of any state or other instrument evidencing a lien that names the Borrower as debtor is on file in any jurisdiction and the Borrower has not signed any such document or any agreement authorizing the filing of any such financing statement or instrument.
          3.5 Sales and Further Encumbrances. The Borrower will not sell, grant, assign or transfer any interest in, or permit to exist any Encumbrances on, any of the Collateral, except the Security Interests as permitted by the Credit Agreement.
          3.6 Fixture Conflicts: Required Waivers. The Borrower intends, to the extent not inconsistent with applicable law, that the Collateral shall remain personal property of the Borrower and shall not be deemed to be a fixture irrespective of the manner and its attachment to any real estate. The Borrower will deliver to the Lender such disclaimers, waivers or other documents as the Lender may request to confirm the foregoing, executed by each person having an interest in such real estate.
          3.7 Validity of Accounts. Each Account constituting Collateral is and, to the best of the Borrower’s knowledge, shall be a valid, legal and binding obligation of the party purported to be obligated thereon, enforceable in accordance with its terms and free of material set-offs, defenses or counterclaims. The Borrower has no knowledge of any fact that would materially impair the validity or collectibility of any of the Accounts constituting Collateral.
          3.8 Inspection; Verification of Accounts. The Borrower shall keep complete and accurate books and records relating to the Collateral, and upon request of the Lender shall stamp or otherwise mark such books and records in such manner as the Lender may reasonably request in order to reflect the Security Interest. The Borrower will allow the Lender and its designees to examine, inspect and make extracts from or copies of the Borrower’s books and records, inspect the Collateral and arrange for verification of Accounts constituting Collateral directly with any account debtors or by other methods, upon reasonable notice and under reasonable procedures established by the Lender after consultation with the Borrower.
          3.9 Collection and Delivery of Proceeds; Lockboxes.
          (a) The Borrowers will diligently collect all of its Accounts constituting Collateral until the Lender exercises its rights to collecting the Accounts pursuant to this Agreement. After the occurrence and during the continuance of an Event of Default, all Proceeds of Accounts, Inventory and other Collateral received by the Borrower, whether in the form of wire or ACH transfers, cash, checks, notes, or other instruments, shall be held in trust for the Lender and, upon request of the Lender, shall be delivered daily to the Lender, without commingling, in the identical form received (properly endorsed or assigned where required to enable the Lender to collect the same), for application to the Secured Obligations. If any Accounts are at any time evidenced by tangible chattel paper, promissory notes, trade

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acceptances or other instruments, the Borrower will promptly deliver the same to the Lender appropriately endorsed to the Lender’s order and, regardless of the form of such endorsement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and all other notices with respect thereto.
          (b) The Borrower shall, at the request of the Lender at any time, notify account debtors, and the Lender may itself, after the occurrence and during the continuance of a Default notify account debtors directly, of the Security Interest of the Lender in any Account and that payment thereof is to be made directly to the Lender for application to the Secured Obligations.
          3.10 Insurance. The Borrower shall at all times maintain liability and casualty insurance on the Collateral with financially sound and reputable insurers in such amounts and with such coverages, endorsements, deductibles and expiration dates as the officers of the Borrower in the exercise of their reasonable judgment deem to be adequate, as are customary in the industry for companies of established reputation engaged in the same or similar business and owning or operating similar properties and as shall be reasonably satisfactory to the Lender. The Lender shall be named as loss payee, additional insured and/or mortgagee under such insurance as the Lender shall require from time to time, and the Borrower shall provide to the Lender lender’s loss payable endorsements in form and substance reasonably satisfactory to the Lender. In addition, the Lender shall be given thirty (30) days advance notice of any cancellation of insurance. In the event of failure to provide and maintain insurance as herein provided, the Lender may, at its option, provide such insurance and charge the amount thereof to the Borrower as a Revolving Credit Loan. The Borrower shall furnish to the Lender certificates or other evidence satisfactory to the Lender of compliance with the foregoing insurance provisions. The Lender shall not, by the fact of approving, disapproving or accepting any such insurance, incur any liability for the form or legal sufficiency of insurance contracts, solvency of insurance companies or payment of lawsuits, and the Borrower hereby expressly assumes full responsibility therefor and liability, if any, thereunder.
          3.11 Maintenance and Use Payment of Taxes. The Borrower will preserve, protect and keep the Collateral in good order and repair, ordinary wear and tear and damage by fire or other casualty excepted, will not use the same in violation of law or any policy of insurance thereon, and will pay promptly when due all taxes and assessments on such Collateral or on its use or operation, except as otherwise permitted by the Credit Agreement.
          3.12 General Intangibles. The Borrower will use such measures as are appropriate to preserve its rights in its General Intangibles constituting Collateral.
          3.13 Investment Property. Until the occurrence and continuance of an Event of Default hereunder, the Borrower shall retain the right to vote any of the Investment Property constituting Collateral in a manner not inconsistent with the terms of this Agreement and the Credit Agreement. If the Borrower, as registered holder of such Investment Property, receives (i) any dividend, or other distribution in cash or other property in connection with the liquidation or dissolution of the issuer of such Investment Property, or in connection with the redemption or payment of such Investment Property, or (ii) any stock certificate, option or right, or other distribution, whether as an addition to, in substitution of, or in exchange for, such Investment

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Property, or otherwise, the Borrower agrees to accept the same in trust for the Lender and to deliver the same forthwith to the Lender or its designee, in the exact form received, with the Borrower’s endorsement or reassignment when necessary, to be held by the Lender as Collateral. After the occurrence and during the continuance of an Event of Default, upon request of the Lender, the Borrower will (i) deliver all of its Investment Property constituting Collateral and represented by certificates, including without limitation all stock of its Subsidiaries, to the Lender to hold pursuant to the terms of this Agreement (ii) register in the name of the Lender or its designee any uncertificated Investment Property constituting Collateral or the Lender’s security interest therein on the books maintained by or on behalf of the issuer thereof or the depository therefore and (iii) do all things necessary or desirable, as determined by the Lender, to transfer control over any Investment Property to the Lender including, but not limited to, registering the Lender as the holder of the securities entitlement or commodities contract as appropriate, and entering into any control agreement, in form designated by the Lender, pursuant to which the securities intermediary shall agree that it will comply with the entitlement orders originated by the Lender without further consent of the Borrower, and entering into any control agreement, in form designated by the Lender, pursuant to which the commodity intermediary shall agree that it will apply any value distributed on account of any commodity contract as direct by the Lender without further consent by the Borrower.
          3.14 Electronic Chattel Paper and Transferable Records: For any interest in an electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any jurisdiction applicable to the Borrower, any Collateral or any transaction contemplated hereby, the Borrower shall take such action as the Lender may reasonably request to vest in the Lender control under Section 9-105 of the Uniform Commercial Code of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act of such transferable record. The Lender agrees that it will arrange, pursuant to procedures satisfactory to the Lender, so long as such procedures will not result in the Lender’s loss of control, for the Borrower to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the Uniform Commercial Code or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Borrower with respect to such electronic chattel paper or transferable record.
          3.15 Bailments, Etc. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Borrower’s agents or processors, the Borrower shall, upon request of the Lender, (i) notify such warehouseman, bailee, agent or processor of the Security Interest and instruct such warehouseman, bailee, agent or processor to hold all such Collateral for the Lender’s account subject to the Lender’s instructions, (ii) arrange for such warehouseman, bailee, agent or processor to authenticate a record acknowledging that it holds possession of the Collateral for the Lender’s benefit, (iii) deliver any negotiable warehouse receipt, bill of lading or other document of title issued with regard to the Collateral to the Lender appropriately endorsed to the Lender’s order, and (iv) arrange for the issuance in the name of the

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Lender, in form reasonably satisfactory to the Lender, any nonnegotiable document of title covering such Collateral.
          3.16 Assignment of Claims Act. If at any time any Accounts of the Borrower arise from contracts with the United States of America or any department, agency or instrumentality thereof, the Borrower shall execute all assignments and take all steps reasonably requested by the Lender in order that all monies due to become due thereunder will be assigned and paid to the Lender under the Assignment of Claims Act of 1940.
          3.17 Notes and Instruments. If at any time any amount payable under or in connection with any of the Collateral is evidenced by any promissory note or other instrument, such note or instrument shall be promptly delivered to the Lender, duly endorsed in a manner satisfactory to the Lender.
          3.18 Further Assurances. Upon the reasonable request of the Lender, and the sole expense of the Borrower, the Borrower will promptly execute and deliver such further instruments and documents and take such further actions as the Lender may deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing of any financing statement, continuation statement, amendment or notice under the Uniform Commercial Code or other applicable law. The Borrower authorizes the Lender to file such financing statements without the signature of the Borrower to the extent permitted by applicable law, and to file a copy this Agreement in lieu of a financing statement, and to take any and all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other laws applicable in any foreign jurisdiction. The Borrower shall provide the Lender with any information the Lender shall reasonably request in connection with the foregoing, including, without limitation, the type and jurisdiction of organization of the Borrower, and any organizational identification number issued to the Borrower. The Borrower shall also take all actions requested by the Lender in order to insure the continued perfection and priority of the Lender’s security interest in any of the Collateral and of the preservation of its rights therein.
     Section 4. Notices and Reports Pertaining to Collateral. The Borrower will, with respect to the Collateral:
          (a) promptly furnish to the Lender, from time to time upon request, reports in form and detail reasonably satisfactory to the Lender;
          (b) promptly notify the Lender of any Encumbrance (except Permitted Encumbrances) asserted against the Collateral, including any attachment, levy, execution or other legal process levied against any of the Collateral, and of any information received by the Borrower relating to the Collateral, including the Accounts, the account debtors, or other persons obligated in connection therewith, that may in any way adversely affect the value of the Collateral as a whole or the rights and remedies of the Lender with respect thereto;
          (c) promptly notify the Lender when it obtains knowledge of actual or imminent bankruptcy or other insolvency proceeding of any material account debtor or issuer of Investment property;

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          (d) concurrently with the reports required to be furnished under subsection (a), and immediately if material in amount, notify the lender of any return or adjustment, rejection, repossession, or loss or damage of or to merchandise represented by Accounts and of any credit, adjustment, or dispute arising in connection with the goods or services represented by Accounts or constituting Inventory;
          (e) promptly after the Borrower establishes any Account with the United States of America or any department, agency or instrumentality thereof, notify the Lender thereof;
          (f) promptly upon acquiring any commercial tort claim, notify the Lender in a writing signed by the Borrower, of the details thereof and grant to the Lender in such writing a security interest therein and in all the Proceeds thereof, such writing to be in form and substance satisfactory to the lender; and
          (g) promptly upon receipt of any letter of credit issued to the Borrower as beneficiary thereunder or upon acquiring an interest in any electronic chattel paper or any “transferable record,” as that term is defined in section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act, notify the Lender thereof.
Section 5. Lender’s Rights and Remedies in General.
          (a) So long as any Event of Default shall have occurred and is continuing: (i)the Lender may, at its option, without notice or demand, cause all of the Secured Obligations to become immediately due and payable and take immediate possession of the Collateral, and for that purpose the Lender may, so far as the Borrower can give authority therefore, enter upon any premises on which any of the Collateral is situated and remove the same therefrom or remain on such premises and in possession of such Collateral for purposes of conducting a sale or enforcing the rights of the Lender; (ii) the Borrower will, upon demand, assemble the Collateral, and make it available to the Lender at a place and time designated by the Lender that is reasonably convenient to both parties; (iii) the Lender may collect and receive all income and Proceeds in respect to any Collateral and exercise all rights of the Borrower with respect thereto; (iv) the Lender may sell, lease or otherwise dispose of any Collateral at a public or private sale, with or without having such Collateral at the place of sale, and upon such terms and in such manner as the Lender may determine, and the Lender may purchase any Collateral at any such sale. Unless such Collateral threatens to decline rapidly in value or is of the type customarily sold on a recognized market, the Lender shall send to the Borrower prior written notice (which, if given with in ten (10) days of any sale, shall be deemed to be reasonable) of the time and place of any public sale of such Collateral or of the time after which any private sale or other disposition thereof is to be made. The Borrower agrees that upon any such sale such Collateral shall be held by the purchaser free from all claims or rights of every kind and nature, including any equity of redemption or similar rights, and all such equity of redemption and similar rights are hereby expressly waived and released by the Borrower. In the event any consent, approval or

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authorization of any governmental agency is necessary to effectuate any such sale, the Borrower shall execute all applications or other instruments as may be required; and (v) in any jurisdiction where the enforcement of its rights hereunder is sought, the Lender shall have, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code and other applicable law.
          (b) The Lender may perform any covenant or agreement of the Borrower contained herein that the Borrower has failed to perform and in so doing the Lender may expend such sums as it may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any taxes or insurance premiums, payment to obtain a release of Encumbrance or potential Encumbrance, expenditures made in defending against any adverse claim and all other expenditures which the Lender may make for the protection of Collateral or which it may be compelled to make by operation of law. All such sums and amounts so expended shall be repaid by the Borrower upon demand, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the rate per annum provided in the Credit Agreement to be paid on Revolving Credit Loans after the occurrence of an Event of Default. No such performance of any covenant or agreement by the Lender on behalf of the Borrower, and no such advance or expenditure therefore, shall relieve the Borrower of any Event of Default under the terms of this Agreement or the other Loan Documents
          (c) Prior to any disposition of Collateral pursuant to this Agreement the Lender may, at its option, cause any of the Collateral to be repaired or reconditioned (but not upgraded unless mutually agreed) in such manner and to the extent as to make it saleable.
          (d) The Lender is hereby granted a license or other right to use, without charge, the Borrower’s labels, patents, copyrights, right of use of any name, trade secrets, trade names, trademarks, and advertising matter, or any property of a similar nature, relating to the Collateral, in completing production of, advertising for sale and selling any Collateral; and the Borrower’s rights under all licenses and all franchise agreements shall inure to the Lender’s benefit.
          (e) The Borrower recognizes that the Lender may be unable to effect a public sale of all or a part of the Investment Property by reason of certain prohibitions contained in the Securities Act of 1933 (as amended from time to time, the “Securities Act”) or the securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. The Borrower acknowledges that private sales so made may be at prices and upon other terms less favorable to the seller than if the Investment Property were sold at public sales. The Borrower agrees that the Lender has no obligation to delay sale of any of the Investment Property for the period of time necessary to permit the Investment Property to be registered for public sale under the Securities Act or the Blue Sky Laws, and that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.
          (f) The Lender shall be entitled to retain and to apply the Proceeds of any disposition of the Collateral, first, to its reasonable expenses provided for herein, including

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attorneys’ fees and other legal expenses incurred by it in connection therewith; and second, to the payment of the Secured Obligations in such order of priority as the Lender shall determine. Any surplus remaining after such application shall be paid to the Borrower or to whomever may be legally entitled thereto, provided that in no event shall the Borrower be credited with any part of the Proceeds of the disposition of the Collateral until such Proceeds shall have been received in cash from the Lender. The Borrower shall remain liable for any deficiency.
          (g) The Borrower hereby appoints to the Lender and each of the Lender’s designees or agents as attorney-in-fact of the Borrower, irrevocably and with power of substitution, with full authority in the name of the Borrower, the Lender or otherwise, for sole use and benefit of the Lender, but at the Borrower’s expense, so long as an Event of Default is continuing, to take any and all of the actions specified above in this Section and elsewhere in this Agreement. This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations remain outstanding.
          Section 6. Lender’s Rights and Remedies with Respect to Collateral. The Lender may, at its option, at any time and from time to time after the occurrence and during the continuance of an Event of Default, without notice to or demand on the Borrower, take the following actions with respect to the Collateral:
          (a) with respect to any Accounts (i) demand, collect, and receipt of any amounts relating thereto, as the Lender may determine; (ii) commence and prosecute any actions in any court for the purposes of collection any such Accounts and enforcing any other rights in respect thereof, (iii) defend, settle, or compromise any action brought and, in connection therewith, give such discharges or releases as the Lender may deem appropriate; (iv) receive, open and dispose of mail addressed to the Borrower and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to such Accounts or securing or relating to such Accounts, on behalf of and in the name of the Borrower; and (v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any such Accounts or the goods or services which have given rise thereto, as fully and completely as though the Lender were the absolute owner there of for all purposes;
          (b) with respect to any Equipment and Inventory (i) make, adjust and settle claims under any insurance policy related thereto and place and pay for appropriate insurance thereon; (iii) make repairs or provide maintenance with respect thereto; and (iv) pay any necessary filing fees and any taxes arising as a consequence of any such filing. The Lender shall not thereby relieve the Borrower of its obligation to make such expenditures; and
          (c) with respect to any Investment Property (i) transfer it at any time to Lender, or to its nominee, and receive the income thereon and hold the same as Collateral hereunder or apply it to any matured Secured Obligations; and (ii) demand, sue for, collect or make any compromise or settlement it deems desirable.
          Except as otherwise provided herein, the Lender shall have no duty as to the collection or protection of any Collateral nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any Collateral in its possession.

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          Section 7. Set-Off. Regardless of the adequacy of any Collateral or other means of obtaining repayment of the Secured Obligations, any deposits, balances or other sums credited by or due from the head office of the Lender or any of its branch offices to the Borrower and any property of the Borrower now or hereafter in the possession, custody, safekeeping or control of the Lender or in transit to the Lender may, at any time and from time to time after the occurrence of an Event of Default, without notice to the Borrower or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set -off, appropriated and applied by the Lender against any and all Secured Obligations of the Borrower in such manner as the head office of the Lender or any of its branch offices in its sole discretion may determine, and the Borrower hereby grants the Lender a continuing security interest in such deposits, balances, other sums and property for the payment and performance of all such Secured Obligations. ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO EXERCIS ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE SECURED OBLIGATIONS PRIOR TO EXERCISING ITS RIGHTS OF SETOFF WITH RESPECT TO SUCH DEPOSITS, BALANCES, OTHER SUMS AND PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.
          Section 8. Waivers. The Borrower waives presentment, demand, notice, protest, notice of acceptance of this Agreement, notice of any loans made, credit or other extensions granted, Collateral received or delivered and any other action taken in reliance hereon and all other demands and notices of any description, except for such demands and notices as are expressly required to be provided to the Borrower under this Agreement or any other Loan Document. The Borrower waives, to the fullest extent permitted by law, the benefit of all appraisement, valuation, stay, extension and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale or disposition of any of the Collateral with respect to both the Secured Obligations and any Collateral. The Borrower assents to any extension or postponement of the time of payment or any other forgiveness or indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromise or adjustment of any thereof, all in such manner and at such time or times as the Lender may deem advisable. The Lender may exercise its rights with respect to the Collateral without resorting, or regard, to other collateral or sources of reimbursement for Secured Obligations. The Lender shall not be deemed to have waived any of its rights with respect to the Secured Obligations or the Collateral unless such waiver is in writing and signed by Lender. No delay or omission on part of the Lender in exercising any right and no course of dealing shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not bar or waive the exercise of any right on any future occasion. All rights and remedies of the Lender in the Secured Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, are cumulative and not exclusive of any remedies provided by law or any other agreement, and may be exercised separately or concurrently.
          Section 9. Notices. All notices, approvals, request, demands and other communications hereunder shall be given in accordance with Section 10.1 of Credit Agreement.

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          Section 10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and its successors and assigns, and shall be binding upon and inure to the benefit of and be enforceable by the Lender and its successor and assigns; provided that the Borrower may not assign or transfer its rights or obligations hereunder. Without limiting the generality of the foregoing sentence, the Lender may, in the manner and to the extent set forth in the Credit Agreement, assign or otherwise transfer any agreement or any note held by it evidencing, securing or otherwise executed in connection with the Secured Obligations, or sell participations in any interest therein, to any other person or entity, and such other person or entity shall thereupon become vested, to the extent set forth in agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Lender herein.
          Section 11. Governing Law; Jurisdiction; Venue. THIS AGREEMENT IS A CONTRACT UNDER THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF THE COMMONWEALTH OF MASSACHUSETTS, SITTING IN SUFFOLK COUNTY, OR, AT THE LENDER’S OPTION, THE UNITED STATES DISTRICT OF MASSACHUSETTS, SITTING IN BOSTON, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY SUIT TO ENFORCE THE RIGHTS OF THE LENDER UNDER THIS AGREEMENT AND ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER, ON THE ONE HAND, AND THE LENDER, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT AND CONSENTS TO SERVICE OF PROCESS IN ANY SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SET FORTH IN SECTION 10.1 OF THE CREDIT AGREEMENT. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE THE LAYING OF VENUE OF ANY SUCH ACTION BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION AND IRREVOCABLY WAIVED AND AGREES NOT TO PLEAD OR CLAIM ANY SUCH ACTION THAT SUCH ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
          Section 12. Waiver of Jury Trial. THE BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR SECURED OBLIGATIONS HEREUNDER, THE PERFORMANCE OF SUCH RIGHTS AND SECURED OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHTHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITAION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE LENDER RELATING TO THE ADMINISTRATION OR ENFORCEMENT OF THIS AGREEMENT, AND AGREES THAT

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          IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE BORROWER AND THE LENDER HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO TN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BECAUSE OF, AMONG OTHER THINGS, THE BORROWER’S WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.
          Section 13. General. This Agreement may not be amended or modified except by a writing signed by each of the Borrower and the Lender. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. Section headings are for convenience of reference only and are not a part of this Agreement. In the event that any Collateral or any deposit or other sum due from or credited by the Lender is held or stands in the name of the borrower and another or others jointly, the Lender may deal with the same for all purposes as if it belonged to or stood in the name of the Borrower alone.

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     IN WITNESS WHEREOF, the Borrower has caused this Agreement to be duly executed as an instrument under seal as of the date first written above.

VIRTUSA CORPORATION
By:	/s/ Charles Speicher
Charles Speicher
Corporate Controller

ACCEPTED AS OF THE
DATE FIRST ABOVE WRITTEN
CITIZENS BANK OF MASSACHUSETTS

By:	/s/ Sharon A. Stone
Sharon A. Stone
Senior Vice President

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NEGATIVE PLEDGE AGREEMENT
     THIS NEGATIVE PLEDGE AGREEMENT (this “Agreement”) is made this 29 day of September, 2006 by VIRTUSA CORPORATION, a corporation organized under the laws of the State of Delaware and having its chief executive office at 2000 West Park Drive, Westborough, Massachusetts 01581 (the “Borrower”), in favor CITIZENS BANK OF MASSACHUSETTS, a Massachusetts bank having a banking office at 28 State Street, Boston, Massachusetts 02109 (the “Lender”).
     The Borrower has requested that the Lender enter into a certain Amended and Restated Credit Agreement with Borrower of even date herewith (as the same may be amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”) and that Lender agree to make loans and other credits to the Borrower upon the terms and subject to the conditions set forth therein.
     Lender has required that Borrower enter into this Agreement as a condition precedent to Lender’s entering into the Credit Agreement.
     In order to induce the Lender to enter into the Credit Agreement and to make or continue to make loans and other credits available to the Borrower upon the terms and subject to the conditions set forth therein, and in consideration thereof, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower agrees as follows:
     Section 1. Definitions. All capitalized terms used herein or in any certificate, report or other document delivered pursuant hereto shall have the meanings assigned to them below or in the Credit Agreement (unless otherwise defined).
     Intellectual Property. All of the following, to the extent owned by (and not licensed to) the Borrower: (i) United States and foreign patents, patent applications and statutory invention registrations, including reissues, divisions, continuations, substitutions, renewals, continuations in part, extensions and reexaminations thereof, and all improvements thereto, (ii) software, database, copyrightable works, websites, copyrights (registered, renewed or otherwise) and registrations, renewals and applications for registration or renewal thereof, (iii) trademarks, trademark applications, service marks, service mark applications, trade dress, logos, slogans, symbols, trade names, internet domain names, brand names, product names, fictitious names, corporate names, and other source identifiers and all reissues, extensions and renewals thereof, and goodwill of the business symbolized thereby and associated therewith, (iv) trade secrets, know-how, technology, inventions and discoveries, and (v) any and all right, title, and interest in and to the foregoing, including the right to sue for past, present and future infringement, in all of such cases (i) through (v), whether used, held for use, supported, maintained, marketed or otherwise.
     Section 2. Negative Pledge. The Borrower hereby covenants that it shall not create, incur, assume or suffer to exist any Encumbrance, other than Permitted Encumbrances, or any other negative pledge, on or with respect to the Intellectual Property. The Borrower further

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covenants and agrees that it shall not sell, transfer, assign or otherwise alienate the Intellectual Property, other than for fair consideration in the ordinary course of Borrower’s business, without the prior written consent of Lender.
     Section 3. Notices. All notices, approvals, requests, demands and other communications hereunder shall be given in accordance with Section 10.1 of the Credit Agreement.
     Section 4. Governing Law: Jurisdiction; Venue. THIS AGREEMENT IS A CONTRACT UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF THE COMMONWEALTH OF MASSACHUSETTS, SITTING IN SUFFOLK COUNTY, OR AT THE LENDER’S OPTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS, SITTING IN BOSTON, SHALL HAVE EXCLUSIVE JURIDRICTION TO HEAR AND DETERMINE ANY SUIT TO ENFORCE THE RIGHTS OF THE LENDER UNDER THIS AGREEMENT AND ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER, ON THE ONE HAND, AND THE LENDER, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT AND CONSENTS TO SERVICE OF THE PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SET FORTH IN SECTION 10.1 OF THE CREDIT AGREEMENT. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH ACTION BROUGHT IN THE COURT REFERRED TO IN THE SECTION AND IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH ACTION SUCH ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
     Section 5. Waiver of Jury Trail. THE BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARY AND INTENTIONALLY WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE LENDER RELATING TO THE ADMINISTRATION OR ENFORCEMENT OF THIS AGREEMENT, AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE BORROWER AND THE LENDER HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY,

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PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BECAUSE OF, AMONG OTHER THINGS, THE BORROWER’S WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.
Section 6. General. This Agreement may not be amended or modified expect by a writing signed by each of the Borrower and Lender. This Agreement shall be binding upon and inure to the benefit of the Borrower and its successors and assigns, and shall be shall be binding upon and inure to the benefit of and be enforceable by the Lender and its successors and assigns; provided that the Borrower may not assign or transfer its rights or obligations hereunder. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, but all of which together shall constitute one agreement. Section headings are for convenience of reference only and are not a part of this Agreement. In the event that any deposit or sum due from or credited by the Lender is held or stands in the name of the Borrower and another or others jointly, the Lender may deal with the same for all purposes as if it belonged to or stood in the name of the Borrower alone.
     IN WITNESS WHEREOF, the Borrower has caused this Agreement to be duly executed as an instrument under seal as of the date first written above.

VIRTUSA CORPORATION
By:	/s/ Kris Canekeratne
Kris Canekeratne
Chairman and Chief Executive Officer

ACCEPTED AS OF THE
DATE FIRST ABOVE WRITTEN
CITIZENS BANK OF MASSCHUSETTS

By:	/s/ Sharon A. Stone
Sharon A. Stone
Senior Vice President

3

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
     This First Amendment (this “Amendment”) is made as of September 30, 2007 to that certain Amended and Restated Credit Agreement dated September 29, 2006 (the “Credit Agreement”) between CITIZENS BANK OF MASSACHUSETTS, now known as RBS CITIZENS, N.A. (“Bank”) and VIRTUSA CORPORATION, a Delaware corporation with an address of 2000 West Park Drive, Westborough, Massachusetts 01581 (“Borrower”). Capitalized terms used and not defined in this Amendment shall have the meanings ascribed to them in the Credit Agreement.
RECITALS
     Borrower has requested that Bank agree to extend the Revolving Credit Maturity Date through December 31, 2007 and that Bank agree to eliminate the annual field examination of Borrower’s books and records.
     Bank is amenable to so extending the Revolving Credit Maturity Date and so amending the Credit Agreement, but only on the terms and conditions set forth in the Credit Agreement as amended hereby.
AGREEMENT
     In consideration of the foregoing, of the undertakings of Borrower and Bank herein and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1. All references in the Credit Agreement and other Loan Documents to Bank shall be deemed to mean RBS CITIZENS, N.A.
2. Effective September 30, 2007, the definition of the term “Revolving Credit Maturity Date” contained in Section 1.1 of the Credit Agreement is deleted and replaced with the following text:
     “Revolving Credit Maturity Date. December 31, 2007.”
3. Section 5.5 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     “5.5. Inspection. On the request of Lender from time to time, Borrower shall permit the Lender and its designees, at reasonable times and intervals of time, and upon reasonable written notice, to (i) visit and inspect the United States properties of the Borrower and its Subsidiaries, (ii) examine and make copies of and take abstracts from the United States books and records of the Borrower and its Subsidiaries, (iii) verify Accounts Receivables using its customary practices and procedures, and (iv) discuss the affairs, finances, and accounts of the Borrower and its Subsidiaries with their appropriate officers, employees and independent accountants, all at the

1

expense of the Borrower. In the absence of an existing Event of Default, any such examination shall be at Lender’s expense, and during the continuance of an Event of Default such examination shall be at Borrower’s expense.”
4. Except as set forth on the disclosure schedule attached hereto as Exhibit A, Borrower represents and warrants that all of the representations and warranties made by Borrower in the Credit Agreement and other Loan Documents are and continue to be true and correct on the date hereof, except to the extent that any of such representations and warranties relate by their terms solely to a date prior to date of this Amendment. Except as set forth on the disclosure schedule attached hereto as Exhibit A, Borrower hereby ratifies and confirms all of its covenants and agreements contained in the Credit Agreement and represents that it is not aware of any default of any of the terms and provisions of the Credit Agreement.
5. Borrower further represents and warrants that this Amendment is its valid and binding obligation, enforceable against it in accordance with its terms, except as may be affected by bankruptcy and other similar laws of general application affecting the rights and remedies of creditors.
6. Borrower shall promptly execute and deliver such further documents, instruments and agreements and take such further action as Bank may reasonably request, in its sole discretion, to effect the purposes of this Amendment and the Credit Agreement and other Loan Documents, including, but not limited to the execution and delivery of all documents necessary or reasonably required by Bank to ensure that Bank has perfected liens on all assets of Borrower to the extent originally provided under the Credit Agreement and the other Loan Documents. Borrower hereby appoints any officer or agent of Bank as Borrower’s true and lawful attorney in fact, with power of substitution to endorse the name of Borrower or any of their officers or agents in such regard, exercisable by Bank during the continuance of an Event of Default.
7. Except as otherwise expressly provided in this Amendment, nothing in this Amendment shall extend to or affect in any way any of the Obligations or any of the rights and remedies of Bank arising under the Credit Agreement and other Loan Documents, and Bank shall not be deemed to have waived any or all of such rights and remedies with respect to any Event of Default or event or condition which, with notice or the lapse of time, would become an Event of a Default and which, upon Borrower’s execution and delivery of this Amendment, might otherwise exist or which might hereafter occur.
8. By execution of this Amendment, Borrower acknowledges and confirms that it does not, as of the date of this Amendment, have any offsets, defenses or claims against Bank or any of its officers, agents, directors or employees whether asserted or unasserted to the Obligations.
9. To the extent possible and except for the specific changes to the Credit Agreement effected hereby, this Amendment shall be construed to be consistent with the provisions of the Credit Agreement. In the event of any inconsistency between the provisions of this Amendment and any other document (including, without limitation, any Loan Document), instrument, or

2

agreement entered into by and between Bank and Borrower, the provisions of this Amendment shall govern and control. This Amendment shall be binding upon Bank and Borrower, and their representatives, successors, and assigns, and shall inure to the benefit of Bank and Borrower and their respective successors and assigns. This Amendment and all documents, instruments, and agreements executed in connection herewith incorporate all of the discussions and negotiations between Borrower and Bank, either expressed or implied, concerning the matters included herein and in such other documents, instruments and agreements, any statute, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Amendment, or any provision of any other document, instrument, or agreement between any Borrower and Bank shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver.
10. Borrower acknowledges and agrees that it shall promptly pay to Bank the full amount of all reasonable out-of-pocket costs and expenses of Bank incurred by Bank in preparation and documentation of this Amendment and all documents ancillary hereto or incurred by Bank after the date of this Amendment in connection with administration of the Obligations or enforcement of any rights of Bank under the Credit Agreement and other Loan Documents or otherwise in respect of any of the Obligations.
11. If any clause or provision of this Amendment is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Amendment will not be affected thereby. It is the intention of the parties that if any such provision is held to be invalid, illegal or unenforceable, there will be added in lieu thereof an enforceable provision as similar in terms to such provision as is possible, and that such added provision will be legal, valid and enforceable.
12. This Amendment is delivered to Bank in The Commonwealth of Massachusetts and it is the desire and intention of the parties that this Amendment and the Loan Documents be in all respects interpreted according to the laws of The Commonwealth of Massachusetts. Borrower specifically and irrevocably consents to the personal and subject matter, jurisdiction and venue of any court of The Commonwealth of Massachusetts sitting in the counties of Suffolk or Middlesex or in the District Court of the United States for the District of Massachusetts with respect to all matters concerning this Amendment or the Loan Documents or the enforcement of any of the foregoing.
13. This Amendment may be executed in one or more counterparts, each of which will be deemed an original document, but all of which will constitute a single document. This Amendment will not be binding on or constitute evidence of a contract between the parties until such time as a counterpart of this document has been executed by each of the parties and delivered to Bank.

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WITNESS our hands and seals effective as of September 30, 2007.

WITNESS (to all)	BORROWER:
VIRTUSA CORPORATION

/s/ [ILLEGIBLE]	By: /s/ Thomas R. Holler	[SEAL]

duly authorized
Thomas R. Holler
Executive VP & CFO

BANK:
RBS CITIZENS, N.A.

/s/ [ILLEGIBLE]	By: /s/ Victoria Lazzell

Victoria Lazzell, Senior Vice President

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EXHIBIT A
Disclosure Schedule to First Amendment to Amended and Restated Credit Agreement

5

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
This Second Amendment (this “Amendment”) is made as of December 31,2007 to that certain Amended and Restated Credit Agreement dated September 29,2006, as previously amended by First Amendment to Amended and Restated Credit Agreement dated as of September 30,2007 (the “Credit Agreement”) between CITIZENS BANK OF MASSACHUSETTS, now known as RBS CITIZENS, N.A. (“Bank”) and VIRTUSA CORPORATION, a Delaware corporation with an address of 2000 West Park Drive, Westborough, Massachusetts 01581 (“Borrower”). Capitalized terms used and not defined in this Amendment shall have the meanings ascribed to them in the Credit Agreement.
RECITALS
Borrower has requested that Bank agree to extend the Revolving Credit Maturity Date through March 31, 2008 and that Bank agree to eliminate the pledge of the capital stock of its subsidiary, Virtusa Securities Corporation.
Bank is amenable to so extending the Revolving Credit Maturity Date and so amending the Credit Agreement, but only on the terms and conditions set forth in the Credit Agreement as amended hereby.
AGREEMENT
In consideration of the foregoing, of the undertakings of Borrower and Bank herein and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1. Effective December 31, 2007, the definition of the term “Revolving Credit Maturity Date”
contained in Section 1.1 of the Credit Agreement is deleted and replaced with the following text:
     “Revolving Credit Maturity Date. March 31, 2008.”
2. Effective December 31, 2007, the definition of the term “Security Documents” contained in
Section 1.1 of the Credit Agreement is deleted and replaced with the following text:
     “Security Documents. A security agreement, a negative pledge agreement with respect to intellectual property of the Borrower and the Letter of Credit Pledge Agreement, and any subsequent pledge or security agreements granted by Borrower to Lender, each in favor of the Lender to secure Obligations, in each case as amended and/or restated and in effect from time to time, and any additional documents evidencing or perfecting the Lender’s lien on the Collateral.”
3. Borrower and Bank hereby agree that the Pledge Agreement shall be cancelled and of no further force and effect as of December 31,2007. Bank shall cancel and return the Pledge Agreement to Borrower promptly after the date of this Amendment.

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4. Except as set forth on the disclosure schedule attached hereto as Exhibit A, Borrower represents and warrants that all of the representations and warranties made by Borrower in the Credit Agreement and other Loan Documents are and continue to be true and correct on the date hereof, except to the extent that any of such representations and warranties relate by their terms solely to a date prior to date of this Amendment. Except as set forth on the disclosure schedule attached hereto as Exhibit A, Borrower hereby ratifies and confirms all of its covenants and agreements contained in the Credit Agreement and represents that it is not aware of any default of any of the terms and provisions of the Credit Agreement.
5. Borrower further represents and warrants that this Amendment is its valid and binding obligation, enforceable against it in accordance with its terms, except as may be affected by bankruptcy and other similar laws of general application affecting the rights and remedies of creditors.
6. Borrower shall promptly execute and deliver such further documents, instruments and agreements and take such further action as Bank may reasonably request, in its sole discretion, to effect the purposes of this Amendment and the Credit Agreement and other Loan Documents, including, but not limited to the execution and delivery of all documents necessary or reasonably required by Bank to ensure that Bank has perfected liens on all assets of Borrower to the extent originally provided under the Credit Agreement and the other Loan Documents. Borrower hereby appoints any officer or agent of Bank as Borrower’s true and lawful attorney in fact, with power of substitution to endorse the name of Borrower or any of their officers or agents in such regard, exercisable by Bank during the continuance of an Event of Default.
7. Except as otherwise expressly provided in this Amendment, nothing in this Amendment shall extend to or affect in any way any of the Obligations or any of the rights and remedies of Bank arising under the Credit Agreement and other Loan Documents, and Bank shall not be deemed to have waived any or all of such rights and remedies with respect to any Event of Default or event or condition which, with notice or the lapse of time, would become an Event of a Default and which, upon Borrower’s execution and delivery of this Amendment, might otherwise exist or which might hereafter occur.
8. By execution of this Amendment, Borrower acknowledges and confirms that it does not, as of the date of this Amendment, have any offsets, defenses or claims against Bank or any of its officers, agents, directors or employees whether asserted or unasserted to the Obligations.
9. To the extent possible and except for the specific changes to the Credit Agreement effected hereby, this Amendment shall be construed to be consistent with the provisions of the Credit Agreement. In the event of any inconsistency between the provisions of this Amendment and any other document (including, without limitation, any Loan Document), instrument, or agreement entered into by and between Bank and Borrower, the provisions of this Amendment shall govern and control. This Amendment shall be binding upon Bank and Borrower, and their representatives, successors, and assigns, and shall inure to the benefit of Bank and Borrower and

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their respective successors and assigns. This Amendment and all documents, instruments, and agreements executed in connection herewith incorporate all of the discussions and negotiations between Borrower and Bank, either expressed or implied, concerning the matters included herein and in such other documents, instruments and agreements, any statute, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Amendment, or any provision of any other document, instrument, or agreement between any Borrower and Bank shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver.
10. Borrower acknowledges and agrees that it shall promptly pay to Bank the full amount of all reasonable out-of-pocket costs and expenses of Bank incurred by Bank in preparation and documentation of this Amendment and all documents ancillary hereto or incurred by Bank after the date of this Amendment in connection with administration of the Obligations or enforcement of any rights of Bank under the Credit Agreement and other Loan Documents or otherwise in respect of any of the Obligations.
11. If any clause or provision of this Amendment is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Amendment will not be affected thereby. It is the intention of the parties that if any such provision is held to be invalid, illegal or unenforceable, there will be added in lieu thereof an enforceable provision as similar in terms to such provision as is possible, and that such added provision will be legal, valid and enforceable.
12. This Amendment is delivered to Bank in The Commonwealth of Massachusetts and it is the desire and intention of the parties that this Amendment and the Loan Documents be in all respects interpreted according to the laws of The Commonwealth of Massachusetts. Borrower specifically and irrevocably consents to the personal and subject matter, jurisdiction and venue of any court of The Commonwealth of Massachusetts sitting in the counties of Suffolk or Middlesex or in the District Court of the United States for the District of Massachusetts with respect to all matters concerning this Amendment or the Loan Documents or the enforcement of any of the foregoing.
13. This Amendment may be executed in one or more counterparts, each of which will be deemed an original document, but all of which will constitute a single document. This Amendment will not be binding on or constitute evidence of a contract between the parties until such time as a counterpart of this document has been executed by each of the parties and delivered to Bank.

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WITNESS our hands and seals effective as of December 31, 2007.

WITNESS (to all)	BORROWER:
VIRTUSA CORPORATION

/s/ [ILLEGIBLE]	By: /s/ [ILLEGIBLE]

[ILLEGIBLE]	duly authorized VP & General Course
[ILLEGIBLE]

BANK:
RBS CITIZENS, N.A.

/s/ [ILLEGIBLE]	By: /s/ Victoria Lazzell

Victoria Lazzell, Senior Vice President

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EXHIBIT A
Disclosure Schedule to Second Amendment to Amended and Restated Credit Agreement

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THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
This Third Amendment (this “Amendment”) is made as of February 7, 2008 to that certain Amended and Restated Credit Agreement dated September 29, 2006, as previously amended by First Amendment to Amended and Restated Credit Agreement dated as of September 30, 2007 and Second Amendment to Amended and Restated Credit Agreement dated as of December 31, 2007 (the “Credit Agreement”) between CITIZENS BANK OF MASSACHUSETTS, now known as RBS CITIZENS, N.A. (“Bank”) and VIRTUSA CORPORATION, a Delaware corporation with an address of 2000 West Park Drive, Westborough, Massachusetts 01581 (“Borrower”). Capitalized terms used and not defined in this Amendment shall have the meanings ascribed to them in the Credit Agreement.
RECITALS
Borrower has requested that Bank consent to the pledging by Borrower or Virtusa Securities Corporation of up to $5,000,000.00 in cash and securities to J. P. Morgan Chase & Co. in connection with certain foreign exchange accommodations for the benefit of Borrower and its affiliates. Pursuant to Section 7.3 of the Credit Agreement, Borrower and Virtusa Securities Corporation may not grant a security interest in their personal property without the consent of Bank.
Bank is willing to consent to such pledge, and has issued a consent letter regarding such transaction dated January 28, 2008 in the form of Exhibit A, conditioned upon certain amendments to the Credit Agreement as further set forth herein.
AGREEMENT
In consideration of the foregoing, of the undertakings of Borrower and Bank herein and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1. Sections 6.2(a) and 6.2(b) of the Credit Agreement are hereby deleted in their entirety and are replaced with the following provisions:
     “(a) The Borrower and Virtusa Securities Corporation shall at all times maintain aggregate unpledged and unrestricted cash and cash equivalents in United States-based accounts, or otherwise on hand in the United States, of not less than $10,000,000.00, net of any outstanding Loans or Reimbursement Obligations.
     (b) The Borrower and its Subsidiaries shall at all times maintain aggregate unpledged and unrestricted cash and cash equivalents, including both foreign-based accounts and United States-based accounts of at least $15,000,000.00.”

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2. Except as set forth on the disclosure schedule attached hereto as Exhibit B, Borrower represents and warrants that all of the representations and warranties made by Borrower in the Credit Agreement and other Loan Documents are and continue to be true and correct on the date hereof, except to the extent that any of such representations and warranties relate by their terms solely to a date prior to date of this Amendment. Except as set forth on the disclosure schedule attached hereto as Exhibit B, Borrower hereby ratifies and confirms all of its covenants and agreements contained in the Credit Agreement and represents that it is not aware of any default of any of the terms and provisions of the Credit Agreement.
3. Borrower further represents and warrants that this Amendment is its valid and binding obligation, enforceable against it in accordance with its terms, except as may be affected by bankruptcy and other similar laws of general application affecting the rights and remedies of creditors.
4. Borrower shall promptly execute and deliver such further documents, instruments and agreements and take such further action as Bank may reasonably request, in its sole discretion, to effect the purposes of this Amendment and the Credit Agreement and other Loan Documents, including, but not limited to the execution and delivery of all documents necessary or reasonably required by Bank to ensure that Bank has perfected liens on all assets of Borrower to the extent originally provided under the Credit Agreement and the other Loan Documents. Borrower hereby appoints any officer or agent of Bank as Borrower’s true and lawful attorney in fact, with power of substitution to endorse the name of Borrower or any of their officers or agents in such regard, exercisable by Bank during the continuance of an Event of Default.
5. Except as otherwise expressly provided in this Amendment, nothing in this Amendment shall extend to or affect in any way any of the Obligations or any of the rights and remedies of Bank arising under the Credit Agreement and other Loan Documents, and Bank shall not be deemed to have waived any or all of such rights and remedies with respect to any Event of Default or event or condition which, with notice or the lapse of time, would become an Event of a Default and which, upon Borrower’s execution and delivery of this Amendment, might otherwise exist or which might hereafter occur.
6. By execution of this Amendment, Borrower acknowledges and confirms that it does not, as of the date of this Amendment, have any offsets, defenses or claims against Bank or any of its officers, agents, directors or employees whether asserted or unasserted to the Obligations.
7. To the extent possible and except for the specific changes to the Credit Agreement effected hereby, this Amendment shall be construed to be consistent with the provisions of the Credit Agreement. In the event of any inconsistency between the provisions of this Amendment and any other document (including, without limitation, any Loan Document), instrument, or agreement entered into by and between Bank and Borrower, the provisions of this Amendment shall govern and control. This Amendment shall be binding upon Bank and Borrower, and their representatives, successors, and assigns, and shall inure to the benefit of Bank and Borrower and their respective successors and assigns. This Amendment and all documents, instruments, and agreements executed in connection herewith incorporate all of the discussions and negotiations

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between Borrower and Bank, either expressed or implied, concerning the matters included herein and in such other documents, instruments and agreements, any statute, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Amendment, or any provision of any other document, instrument, or agreement between any Borrower and Bank shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver.
8. Borrower acknowledges and agrees that it shall promptly pay to Bank the full amount of all reasonable out-of-pocket costs and expenses of Bank incurred by Bank in preparation and documentation of this Amendment and all documents ancillary hereto or incurred by Bank after the date of this Amendment in connection with administration of the Obligations or enforcement of any rights of Bank under the Credit Agreement and other Loan Documents or otherwise in respect of any of the Obligations.
9. If any clause or provision of this Amendment is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Amendment will not be affected thereby. It is the intention of the parties that if any such provision is held to be invalid, illegal or unenforceable, there will be added in lieu thereof an enforceable provision as similar in terms to such provision as is possible, and that such added provision will be legal, valid and enforceable.
10. This Amendment is delivered to Bank in The Commonwealth of Massachusetts and it is the desire and intention of the parties that this Amendment and the Loan Documents be in all respects interpreted according to the laws of The Commonwealth of Massachusetts. Borrower specifically and irrevocably consents to the personal and subject matter, jurisdiction and venue of any court of The Commonwealth of Massachusetts sitting in the counties of Suffolk or Middlesex or in the District Court of the United States for the District of Massachusetts with respect to all matters concerning this Amendment or the Loan Documents or the enforcement of any of the foregoing.
11. This Amendment may be executed in one or more counterparts, each of which will be deemed an original document, but all of which will constitute a single document. This Amendment will not be binding on or constitute evidence of a contract between the parties until such time as a counterpart of this document has been executed by each of the parties and delivered to Bank.

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WITNESS our hands and seals effective as of January 28, 2008.

WITNESS (to all)	BORROWER:
VIRTUSA CORPORATION

(ILLEGIBLE)	By:	/s/ (ILLEGIBLE)

(ILLEGIBLE)	duly authorized

BANK:
RBS CITIZENS, N.A.

(ILLEGIBLE)	By	/s/ (ILLEGIBLE)

Victoria Lazzell, Senior Vice President

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EXHIBIT A
CONSENT LETTER
Attach copy of fully signed letter dated January 28, 2008

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Victoria P. Lazzell Senior Vice President
28 January 2008	Technology Banking Division
Citizens Bank of Massachusetts
53 State Street. 8th Floor
Paul D. Tutun, Esq.	Boston, MA 02109
Vice President and General Counsel	Phone 617-994-7124 Fax 617-742-9548
Virtusa Corporation	Victoria lazzell@ citizens bank.com
2000 West Park Drive
Westborough, MA 01581
Dear Mr. Tutun,
Reference is made to the loans and all loan documents, as have been amended from time to time, including the Amended and Restated Credit Agreement dated September 29, 2006 (“Credit Agreement’’), the First Amendment to Amended and Restated Credit Agreement dated September 30, 2007 and Second Amendment to Amended and Restated Credit Agreement dated December 31, 2007, by and between Virtusa Corporation (“Borrower”), a Delaware corporation with an address of 2000 West Park Drive Westborough, MA 01581 and RBS Citizens, National Association, (“Bank”).
Borrower has requested that Lender provide its consent to a proposed transaction (“Transaction”) with JPMorgan Chase & Co. (“JP Morgan”} whereby Virtusa Corporation or Virtusa Securities Corporation will pledge up to $5 million of its cash balances to JPMorgan to facilitate various foreign exchange transactions for the benefit of Borrower and its related entities. This transaction violates Section 7.3 of the Credit Agreement.
Please be advised that Lender hereby consents to the Transaction. Lender hereby gives this consent solely for the Transaction described above and does not waive or consent to any other violations of the Credit Agreement Additionally, Lender’s consent is subject to Borrower’s agreement, as evidenced by its signature below, to execute an amendment within 5 business days to Section 6.2 (a) and 6.2 (b) of the Credit Agreement to exclude all cash balances restricted by this Transaction from the calculation of its cash requirements. All other terms of the Credit Agreement, as amended, remain in full force and effect.
Sincerely,
Agreed:
Virtusa Corporation

By:	(ILLEGIBLE)

Name:	(ILLEGIBLE)

Date:	Jan 28, 2008

EXHIBIT B
Disclosure Schedule to Third Amendment to Amended and Restated Credit Agreement

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FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
This Fourth Amendment (this “Amendment”) is made as of March 31, 2008 to that certain Amended and Restated Credit Agreement dated September 29, 2006, as previously amended by First Amendment to Amended and Restated Credit Agreement dated as of September 30, 2007, Second Amendment to Amended and Restated Credit Agreement dated as of December 30, 2007, and Third Amendment to Amended and Restated Credit Agreement dated as of February 7, 2008 (the “Credit Agreement”) between RBS CITIZENS, N.A., successor by merger to Citizens Bank of Massachusetts (“Bank”) and VIRTUS A CORPORATION, a Delaware corporation with an address of 2000 West Park Drive, Westborough, Massachusetts 01581 (“Borrower”). Capitalized terms used and not defined in this Amendment shall have the meanings ascribed to them in the Credit Agreement.
RECITALS
Borrower has requested that Bank agree to extend the Revolving Credit Maturity Date through September 30, 2008.
Bank is amenable to so extending the Revolving Credit Maturity Date, but only on the terms and conditions set forth in the Credit Agreement as amended hereby.
AGREEMENT
In consideration of the foregoing, of the undertakings of Borrower and Bank herein and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
     1. Effective March 31, 2008, the definitions of the terms “FX Reserves” and “Revolving Credit Maturity Date” contained in Section 1.1 of the Credit Agreement are deleted and replaced with the following definitions:
     “‘FX Reseryes’ means, at any time of determination of the Borrowing Base, an amount equal to 15.0% (or such other percentage as Lender may determine is appropriate for the respective currencies of such contracts at such time) of the face amount (in US Dollars) of all foreign exchange contracts entered into in connection with FX Transactions.
     ‘Revolving Credit Maturity Date.’ September 30, 2008.”
2. The following definition is hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:
     “‘Hedging Contracts’ means, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, or any other agreements or arrangements entered into between the Borrower and the Bank and designed to protect the Borrower against fluctuations in interest rates or currency exchange rates.”

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3. Section 2.7(b) of the Credit Agreement is hereby deleted in its entirety and is replaced with the following text:
     “(b) If the Revolving Credit Commitment shall have been terminated or the Obligations shall have been declared immediately due and payable pursuant to Section 8.2, all funds received from or on behalf of the Borrower (including as proceeds of Collateral) by the Lender in respect of Obligations, shall be applied by the Lender in the following manner and order: (i) first, to reimburse the Lender for any amounts payable pursuant to Sections 10.2 and 11.3 hereof; (ii) second, to the payment of Commitment Fees, Letter of Credit Fees and any other fees payable hereunder; (iii) third, to the payment of interest due on the Loans and the Reimbursement Obligations; (iv) fourth, to the payment of the outstanding principal balance of the Loans and the Reimbursement Obligations, pro rata to the outstanding principal balance of each, and to pay any breakage costs and fees associated with Hedging Contracts, and to provide the Lender with cash collateral for any issued and outstanding Letters of Credit, Lender’s exposure on Hedging Contracts and Lender’s exposure on FX Transactions in an amount determined by Lender to be necessary to secure such Obligations; (v) fifth, to the payment of any other Obligations payable by the Borrower, pro rata to the outstanding principal balance of each; and (vi) any remaining funds shall be paid to whoever shall be entitled thereto or as a court of competent jurisdiction shall direct. In the event that funds received are not adequate to provide the Lender with cash collateral for all issued and outstanding Letters of Credit and Lender’s exposure on FX Transactions, Borrower shall immediately deposit with Lender cash collateral determined by Lender to be necessary to secure such Obligations,”.
4. Section 8.2(c) of the Credit Agreement is hereby deleted in its entirety and is replaced with the following text:
     “(c) The Borrower shall immediately pledge to Lender cash collateral in an amount determined by Lender to be sufficient to fully secure any Obligations of Borrower to Lender with respect to (1) any issued Letters of Credit and (2) Lender’s exposure on FX Transactions; and”
5. All references to Bank or to Citizens Bank of Massachusetts in the Credit Agreement and any of the documents, instruments and agreements shall be deemed to be mean and refer to RBS CITIZENS, N.A.
6. Except as set forth on the disclosure schedule attached hereto as Exhibit A, Borrower represents and warrants that all of the representations and warranties made by Borrower in the Credit Agreement and other Loan Documents are and continue to be true and correct on the date hereof, except to the extent that any of such representations and warranties relate by their terms solely to a date prior to date of this Amendment. Except as set forth on the disclosure schedule attached hereto as Exhibit A, Borrower hereby ratifies and confirms all of its covenants and agreements contained in the Credit Agreement and represents that it is not aware of any default of any of the terms and provisions of the Credit Agreement.

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7. Borrower further represents and warrants that this Amendment is its valid and binding obligation, enforceable against it in accordance with its terms, except as may be affected by bankruptcy and other similar laws of general application affecting the rights and remedies of creditors.
8. Borrower shall promptly execute and deliver such further documents, instruments and agreements and take such further action as Bank may reasonably request, in its sole discretion, to effect the purposes of this Amendment and the Credit Agreement and other Loan Documents, including, but not limited to the execution and delivery of all documents necessary or reasonably required by Bank to ensure that Bank has perfected liens on all assets of Borrower to the extent originally provided under the Credit Agreement and the other Loan Documents. Borrower hereby appoints any officer or agent of Bank as Borrower’s true and lawful attorney in fact, with power of substitution to endorse the name of Borrower or any of their officers or agents in such regard, exercisable by Bank during the continuance of an Event of Default.
9. Except as otherwise expressly provided in this Amendment, nothing in this Amendment shall extend to or affect in any way any of the Obligations or any of the rights and remedies of Bank arising under the Credit Agreement and other Loan Documents, and Bank shall not be deemed to have waived any or all of such rights and remedies with respect to any Event of Default or event or condition which, with notice or the lapse of time, would become an Event of a Default and which, upon Borrower’s execution and delivery of this Amendment, might otherwise exist or which might hereafter occur.
10. By execution of this Amendment, Borrower acknowledges and confirms that it does not, as of the date of this Amendment, have any offsets, defenses or claims against Bank or any of its officers, agents, directors or employees whether asserted or unassorted to the Obligations.
11. To the extent possible and except for the specific changes to the Credit Agreement effected hereby, this Amendment shall be construed to be consistent with the provisions of the Credit Agreement. In the event of any inconsistency between the provisions of this Amendment and any other document (including, without limitation, any Loan Document), instrument, or agreement entered into by and between Bank and Borrower, the provisions of this Amendment shall govern and control. This Amendment shall be binding upon Bank and Borrower, and their representatives, successors, and assigns, and shall inure to the benefit of Bank and Borrower and their respective successors and assigns. This Amendment and all documents, instruments, and agreements executed in connection herewith incorporate all of the discussions and negotiations between Borrower and Bank, either expressed or implied, concerning the matters included herein and in such other documents, instruments and agreements, any statute, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Amendment, or any provision of any other document, instrument, or agreement between any Borrower and Bank shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver.

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12. Borrower acknowledges and agrees that it shall promptly pay to Bank the full amount of all reasonable out-of-pocket costs and expenses of Bank incurred by Bank in preparation and documentation of this Amendment and all documents ancillary hereto or incurred by Bank after the date of this Amendment in connection with administration of the Obligations or enforcement of any rights of Bank under the Credit Agreement and other Loan Documents or otherwise in respect of any of the Obligations.
13. If any clause or provision of this Amendment is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Amendment will not be affected thereby. It is the intention of the parties that if any such provision is held to be invalid, illegal or unenforceable, there will be added in lieu thereof an enforceable provision as similar in terms to such provision as is possible, and that such added provision will be legal, valid and enforceable.
14. This Amendment is delivered to Bank in The Commonwealth of Massachusetts and it is the desire and intention of the parties that this Amendment and the Loan Documents be in all respects interpreted according to the laws of The Commonwealth of Massachusetts. Borrower specifically and irrevocably consents to the personal and subject matter, jurisdiction and venue of any court of The Commonwealth of Massachusetts sitting in the counties of Suffolk or Middlesex or in the District Court of the United States for the District of Massachusetts with respect to all matters concerning this Amendment or the Loan Documents or the enforcement of any of the foregoing.
15. This Amendment may be executed in one or more counterparts, each of which will be deemed an original document, but all of which will constitute a single document. This Amendment will not be binding on or constitute evidence of a contract between the parties until such time as a counterpart of this document has been executed by each of the parties and delivered to Bank.

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EXHIBIT A
     Disclosure Schedule to Fourth Amendment to Amended and Restated Credit Agreement
The Company’s Subsidiaries are the following:
Virtusa Securities Corporation
Virtusa UK Limited
Virtusa (India) Private Limited
Virtusa (Sri Lanka) Private Limited
Virtusa International, B.V (Dutch company)
Virtusa Consulting Services Private Limited (Hyderabad, India)
Virtusa Software Services Private Limited (Chennai, India)

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     WITNESS our hands and seals effective as of March 31, 2008.

WITNESS (to all)	BORROWER:
VIRTUSA CORPORATION

[ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
duly authorized

BANK:
RBS CITIZENS, N.A.

[ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Victoria Lazzell, Senior Vice President

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